UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT
UNDER THE
INVESTMENT COMPANY ACT OF 1940

Amendment No. 4

Westlakes Institutional Portfolios

(Exact name of Registrant as Specified in Charter)

1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

(Address of Principal Executive Offices)
(City, State Zip Code)

Registrant’s Telephone Number, including Area Code
484-329-2300

John H. Grady
Constellation Investment Management Company LLC
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

(Name and Address of Agent for Service)

Copies to:

Monica L. Parry, Esq.
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave., N.W.
Washington, D.C. 20004

Explanatory Note

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares will be issued solely in transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may only be made by “accredited investors” within the meaning of Regulation D under the Securities Act which include common or commingled trust funds, pension and welfare benefit plans, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities and certain individuals. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

i

Memorandum Number:

PROSPECTUS

WESTLAKES INSTITUTIONAL PORTFOLIOS,
a Delaware Statutory Trust

A Private Offering of Shares

Equity Portfolios:

Small Cap Core Portfolio
Midcap Core Portfolio
Midcap Growth Portfolio

Fixed Income Portfolios:

High Quality Fixed Income Portfolio
BBB Fixed Income Portfolio
High Yield Fixed Income Portfolio
Core Fixed Income Portfolio

Constellation Investment Management Company, Inc.
1205 Westlakes Drive, Suite 280
Berwyn, Pennsylvania 19312
Investment Manager

Constellation Investment Distribution Company, Inc.
Placement Agent

May 1, 2004

WESTLAKES INSTITUTIONAL PORTFOLIOS

Westlakes Institutional Portfolios (the “Trust”) offers units of beneficial interest (“Shares”) in seven separate series, the Small Cap Core Portfolio, Midcap Core Portfolio and Midcap Growth Portfolio (the “Equity Portfolios”), and the High Yield Fixed Income Portfolio, High Quality Fixed Income Portfolio, BBB Fixed Income Portfolio, Core Fixed Income Portfolio (the “Fixed Income Portfolios,” and together with the Equity Portfolios, the “Portfolios”). Constellation Investment Management Company, Inc. (“CIMCO”) serves as the adviser for each Portfolio. Chartwell Investment Partners (“Chartwell”) serves as the sub-adviser to each Fixed Income Portfolio, and Turner Investment Partners, Inc. (“TIP”) serves as the sub-adviser to each Equity Portfolio. The Portfolios issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in a Portfolio. Accredited investors include banks and other financial institutions, registered broker-dealers, insurance companies, investment companies, pension and profit sharing plans, corporations, trusts and other entities which satisfy net worth requirements and certain individuals.

The Securities and Exchange Commission has not approved or disapproved the Portfolios’ Shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

These Shares are subject to a risk of loss. See “Principal Risks” in the description of each Portfolio in this Prospectus and “Description of Permitted Investments and Risk Factors” in the Statement of Additional Information. Each investor must have such knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of this investment and must be able to bear the economic risks of this investment.

These Shares have not been registered under the Securities Act or the securities laws of any state and are subject to restrictions on transferability and resale. Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors may be required to bear the financial risks of this investment for a substantial period of time.

The information in this Prospectus and in the Statement of Additional Information is furnished on a confidential basis exclusively for your use and retention and, by accepting this Prospectus and the Statement of Additional Information, you agree not to transmit, reproduce or make available to any other person (other than your legal, tax, accounting and other advisors) all of any part of this Prospectus or the Statement of Additional Information without the express permission of the Trust.

Constellation Investment Distribution Company, Inc. will respond to any questions you or your advisors may have concerning this offering.

The Trust reserves the right to accept or reject any subscription to purchase Shares.

Prospective investors are not to construe the contents of this Prospectus or the Statement of Additional Information as legal, business or tax advice. Each prospective investor should consult their own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this offering.

SMALL CAP CORE PORTFOLIO

Investment Objective	Long-term capital growth

Investment Focus	Common stocks of small capitalization companies

Share Price Volatility	High

Principal Investment Strategy	The Portfolio buys small companies that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return who can withstand the share price volatility of small cap equity investing

Principal Strategy

The Portfolio will invest at least 80% of its net assets in equity securities of small capitalization companies that the sub-adviser, Turner Investment Partners, Inc. (“TIP”), believes have the potential for long-term growth and that are attractively priced. Most of these companies are based in the U.S., but some may be headquartered in or doing a substantial portion of their business overseas. In pursuing its objective, the Portfolio may invest in securities convertible into small cap equity securities. A small capitalization company is one that has a market capitalization at the time of purchase that is within the range of market capitalizations represented in the Russell 2000 Index.

The Portfolio will invest in securities of companies operating in a broad range of industries based primarily on a fundamental analysis of each company and due consideration of such characteristics as price-cash flow, price-earnings and price-book value ratios. TIP looks for companies with quality management teams that can take advantage of unique product opportunities, with an emphasis on companies that TIP believes can generate and sustain long-term growth. TIP employs a quantitative approach to determine whether a company’s share price reflects its perceived value. A stock becomes a sell candidate if TIP detects deterioration in the company’s earnings growth potential. TIP may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies’ securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The smaller capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Small cap stocks may be very volatile and the price movements of the Portfolio’s shares may reflect that volatility. Such volatility may make selling a large quantity of shares of one issuer more difficult.

Investing in issuers headquartered or otherwise located in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. Nonetheless, changes in the value of foreign currencies compared to the U.S. dollar may affect (positively or negatively) such an issuer’s share price and value.

The Portfolio may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences.

MIDCAP CORE PORTFOLIO

Investment Objective	Long-term capital growth

Investment Focus	Common stocks of medium capitalization companies

Share Price Volatility	High

Principal Investment Strategy	The Portfolio buys medium-sized companies that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return who can withstand the share price volatility of mid cap equity investing

Principal Strategy

The Portfolio will invest at least 80% of its net assets in equity securities of medium capitalization companies that the sub-adviser, Turner Investment Partners, Inc. (“TIP”), believes have the potential for long-term growth and that are attractively priced. Most of these companies are based in the U.S., but some may be headquartered in or doing a substantial portion of their business overseas. In pursuing its objective, the Portfolio may invest in securities convertible into mid cap equity securities. A medium capitalization company is one that has a market capitalization at the time of purchase that is within the range of market capitalizations represented in the Russell Midcap Index.

The Portfolio will invest in securities of companies operating in a broad range of industries based primarily on a fundamental analysis of each company and due consideration of such characteristics as price-cash flow, price-earnings and price-book value ratios. TIP looks for companies with quality management teams that can take advantage of unique product opportunities, with an emphasis on companies that TIP believes can generate and sustain long-term growth. TIP employs a quantitative approach to determine whether a company’s share price reflects its perceived value. A security will be sold if TIP believes it has reached its full valuation, the security experiences an unexpected deterioration in fundamentals, to adhere to investment guidelines or risk parameters or if TIP believes another security has a greater risk/reward profile.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies’ securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The medium capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, these stocks may be more volatile than those of larger companies.

Investing in issuers headquartered or otherwise located in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. Nonetheless, changes in the value of foreign currencies compared to the U.S. dollar may affect (positively or negatively) such an issuer’s share price and value.

The Portfolio may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences.

MIDCAP GROWTH PORTFOLIO

Investment Objective	Capital appreciation

Investment Focus	Common stocks of U.S. medium capitalization companies

Share Price Volatility	High

Principal Investment Strategy	The Portfolio buys medium-sized companies that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return who can withstand the share price volatility of mid cap equity investing

Principal Strategy

The Portfolio will invest at least 80% of its net assets in common stocks and other equity securities of U.S. medium capitalization companies that the sub-adviser, Turner Investment Partners, Inc. (“TIP”), believes have strong earnings growth potential. Medium capitalization companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the Russell Midcap Growth Index (“Midcap Growth Index”). These securities may be traded over the counter or listed on an exchange. It is not expected that the Portfolio will own a substantial amount of securities that pay dividends.

The Portfolio invests in securities of companies that are diversified across economic sectors, and attempts to maintain sector concentrations that approximate those of the Midcap Growth Index. Portfolio exposure is generally limited to 5% of assets in any single issuer, subject to exceptions for the most heavily-weighted securities in the Midcap Growth Index.

TIP pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if TIP detects deterioration in the company’s earnings growth potential. TIP may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies’ securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The Portfolio is subject to the risk that medium capital growth stocks may underperform other segments of the equity market or the equity markets as a whole. The Portfolio invests in companies that TIP believes have strong earnings growth potential. TIP’s investment approach may be out of favor at times, causing the Portfolio to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The medium capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, these stocks may be more volatile than those of larger companies.

The Portfolio may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences.

HIGH QUALITY FIXED INCOME PORTFOLIO

Investment Objective	High total return, consistent with reasonable risk

Investment Focus	Fixed income securities rated in the top three rating categories

Share Price Volatility	Medium

Principal Investment Strategy	The Portfolio buys high quality fixed income securities that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return from higher quality fixed income securities

Principal Strategy

The Portfolio seeks to achieve its objective by investing substantially all of its net assets in high quality fixed income securities, principally debt obligations issued or guaranteed by U.S. corporations and the U.S. Government and its agencies and instrumentalities. High quality fixed income securities are those rated in one of the three highest rating categories (e.g., A and higher by S&P or by Moody’s Investor Services, Inc. (“Moody’s”)), or determined by the sub-adviser, Chartwell Investment Partners (“Chartwell”), to be of comparable quality. The Portfolio will maintain an average weighted portfolio maturity of less than 10 years, and maintain an average portfolio credit rating of at least A. The corporate debt obligations in which the Portfolio may invest include bonds, notes, debentures and commercial paper of U.S. companies.

In buying and selling securities for the Portfolio, Chartwell relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security’s structural features and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security’s issuer.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered high quality, the Portfolio’s average credit rating is expected to be at the lower end of these ratings, which means that the Portfolio’s investments are subject to greater risk. These securities are more speculative, and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

You should keep in mind that an investment in the Portfolio is not a complete investment program; it should be considered just one part of your financial plan.

BBB FIXED INCOME PORTFOLIO

Investment Objective	High total return, consistent with reasonable risk

Investment Focus	Fixed income securities rated in the fourth highest rating category

Share Price Volatility	Medium

Principal Investment Strategy	The Portfolio buys BBB or equivalent fixed income securities that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return who can withstand the risk of investing in the lowest rated category of investment grade fixed income securities

Principal Strategy

The Portfolio seeks to achieve its objective by investing at substantially all of its net assets in fixed income securities issued or guaranteed by U.S. corporations and rated at the time of purchase in the fourth highest rating category (e.g., BBB by S&P or Baa by Moody’s) by one or more nationally recognized rating organizations, or determined by the sub-adviser, Chartwell Investment Partners (“Chartwell”), to be of comparable quality. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. The Portfolio will maintain an average weighted portfolio maturity of less than 10 years. The corporate debt obligations in which the Portfolio may invest include bonds, notes, debentures and commercial paper of U.S. companies.

In buying and selling securities for the Portfolio, Chartwell relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security’s structural features and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security’s issuer.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered investment grade, they are at the lower end of investment grade ratings, which means that the Portfolio’s investments are subject to greater risk. Lower rated securities are more speculative, may be in default and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can disrupt the market for such securities and severely affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

You should keep in mind that an investment in the Portfolio is not a complete investment program; it should be considered just one part of your financial plan.

HIGH YIELD FIXED INCOME PORTFOLIO

Investment Objective	High total return

Investment Focus	Non-investment grade fixed income securities

Share Price Volatility	Medium/High

Principal Investment Strategy	The Portfolio buys high yield fixed income securities that have the potential for long-term growth

Investor Profile	Investors seeking long-term total return who can withstand the potential price volatility of high yield investing

Principal Strategy

The Portfolio will invest substantially all of its net assets in fixed income securities issued by U.S. corporations rated BB or lower by Standard & Poor’s Corporation (“S&P”) or another nationally recognized ratings organization at the time of purchase, or determined by the sub-adviser, Chartwell Investment Partners (“Chartwell”), to be of comparable quality. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. Such securities are often referred to as “junk bonds.” The Portfolio may invest in securities of any maturity, and may invest a portion of its assets in securities of issuers domiciled in foreign countries. The high yield, high risk corporate debt instruments in which the Portfolio may invest include notes, which may be convertible or non-convertible, commercial paper, units consisting of bonds with stock or warrants to buy stock attached, debentures, convertible debentures, zero coupon bonds and pay-in-kind securities (“PIKs”). Chartwell will focus on issues that it believes will provide a liberal and consistent yield and that tend to have a reduced risk of price fluctuations.

The Portfolio may hold cash or invest in short-term debt securities and other money market instruments when Chartwell believes such holdings are prudent given then-prevailing market conditions. When taking a temporary defensive position, the Portfolio may not be able to achieve its investment objective.

In buying and selling securities for the Portfolio, Chartwell relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security’s structural features and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security’s issuer.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. Investing in so-called “junk” or “high yield / high risk” bonds entails certain risks, including the risk of loss of principal, which may be greater than the risks involved in investment grade bonds, and which should be considered by investors contemplating an investment in the Portfolio. Such bonds are sometimes issued by companies whose earnings at the time of issuance are less than the projected debt service on the junk bonds.

The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Lower rated and unrated fixed income securities tend to reflect short-term corporate and market developments to a greater extent than higher rated fixed income securities, which react primarily to fluctuations in the general level of interest rates. These lower rated or unrated securities generally have higher yields, but, as a result of factors such as reduced creditworthiness of issuers, also have increased risks of default and a more limited and less liquid secondary market. Accordingly, they are subject to greater volatility and risks of loss of income and principal than are higher rated securities. Chartwell attempts to reduce such risks through portfolio diversification, credit analysis, and attention to trends in the economy, industries and financial markets.

The secondary market for high yield securities is currently dominated by institutional investors and is more limited and less liquid than other secondary securities markets. A less liquid secondary market may have an adverse effect on the Portfolio’s ability to sell particular bonds, when necessary, to meet the Portfolio’s liquidity needs or in response to a specific economic event, such as the deterioration in the creditworthiness of the issuer. In addition, a less liquid secondary market makes it more difficult for the Portfolio to obtain precise valuations of the high yield securities in its portfolio. During periods involving such liquidity problems, judgment plays a greater role in valuing high yield securities than is normally the case. The secondary market for high yield securities is also generally considered to be more likely to be disrupted by adverse publicity and investor perceptions than more established secondary securities markets.

Zero coupon bonds and PIKs are considered to be more interest-sensitive than income bearing bonds, to be more speculative than interest-bearing bonds, and to have certain tax consequences which could, under certain circumstances, be adverse to the Portfolio.

You should keep in mind that an investment in the Portfolio is not a complete investment program; it should be considered just one part of your financial plan.

CORE FIXED INCOME PORTFOLIO

Investment Objective	Current income and capital appreciation

Investment Focus	Investment grade fixed income securities, including U.S. Treasuries and mortgage-backed securities

Share Price Volatility	Medium

Principal Investment Strategy	The Portfolio buys investment grade fixed income securities with long-term, short-term and intermediate-term maturities

Investor Profile	Investors seeking current income and capital appreciation and who are willing to accept principal risk

Principal Strategy

The Portfolio seeks to achieve its objective by investing at least 80% of its net assets in investment grade fixed income securities, including U.S. government securities, corporate debt securities, mortgage-backed securities, asset-backed securities, and short-term obligations. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. Investment grade securities or obligations are generally those rated within the four highest rating categories (at a minimum BBB or higher by S&P or Baa or higher by Moody’s), or determined by the sub-adviser, Chartwell Investment Partners (“Chartwell”), to be of comparable quality. Chartwell will allocate the Portfolio’s assets among these market sectors based on its analysis of historical data, yield trends and credit ratings. In selecting investments for the Portfolio, Chartwell chooses securities with long-term, short-term and/or intermediate-term durations that it believes are attractively priced and that offer competitive yields. Chartwell will continuously review the credit quality of the bonds in the Portfolio, and may sell a bond when the issuer is downgraded, the industry sector in which the bond belongs is downgraded as a whole, or when the bond’s price declines as compared to its peers. The Portfolio’s average weighted maturity will typically be between three and eight years.

In buying and selling securities for the Portfolio, Chartwell relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security’s structural features and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security’s issuer.

Principal Risks

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio’s investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered investment grade, they are at the lower end of investment grade ratings, which means that the Portfolio’s investments are subject to greater risk. Lower rated securities are more speculative, may be in default and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can disrupt the market for such securities and severely affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

THE MANAGER

Constellation Investment Management Company, Inc. (“CIMCO”), an SEC-registered adviser, serves as investment manager and administrator to each Portfolio. CIMCO has its offices in Berwyn, PA. As of the date of this prospectus, CIMCO had over $1.3 billion in assets under management.

As the Portfolios’ manager, CIMCO makes investment decisions for the Portfolios and continuously reviews, supervises and administers the Portfolios’ investment programs. CIMCO also ensures compliance with the Portfolios’ investment policies and guidelines. CIMCO also is responsible for providing administration services to each Portfolio under the Investment Management Agreement. For providing advisory and administration services, CIMCO receives a unified management fee equal to the percentage of the assets of each Portfolio, on an annual basis, as follows:

Small Cap Core Portfolio	0.95%
Midcap Core Portfolio	0.90%
Midcap Growth Portfolio	0.85%
High Yield Fixed Income Portfolio	0.45%
High Quality Fixed Income Portfolio	0.40%
BBB Fixed Income Portfolio	0.40%
Core Fixed Income Portfolio	0.40%

Under the unified fee arrangement, CIMCO is responsible for compensating any third party engaged by CIMCO to provide services under its supervision, including administrative, accounting, custodial and transfer agency services. The unified fee does not include the costs of any interest, taxes, dues, fees, or similar costs, brokerage or other transaction costs, or certain extraordinary expenses.

CIMCO has voluntarily agreed to reduce the unified management fees to 0.40% for the High Yield Fixed Income Portfolio, and 0.35% for the High Quality Fixed Income, the BBB Fixed Income and Core Fixed Income Portfolios. CIMCO may discontinue this arrangement at any time but has no present intent to do so. CIMCO has also contractually agreed to reduce the unified management fee to 0.80% for the Midcap Growth Portfolio until February 28, 2005. CIMCO may discontinue this arrangement at any time after February 28, 2005.

THE SUB-ADVISERS

Turner Investment Partners, Inc. (“TIP”), an SEC-registered adviser, serves as the sub-adviser to the Equity Portfolios. As sub-adviser, TIP makes investment decisions for the Equity Portfolios and also ensures compliance with the Equity Portfolio’s investment policies and guidelines. As of December 31, 2003, TIP had approximately $12 billion in assets under management.

For its services as investment Sub-Adviser to the Equity Portfolios, TIP is entitled to receive base investment sub-advisory fees from CIMCO at an annualized rate, based on the daily net assets of each Equity Portfolio, as follows:

Small Cap Core Portfolio	0.50%
MidCap Core Portfolio	0.45%
MidCap Growth Portfolio	0.45%

Chartwell Investment Partners (“Chartwell”), an SEC-registered adviser, serves as Sub-Adviser to the Fixed Income Portfolios. As Sub-Adviser, Chartwell makes investment decisions for the Fixed Income Portfolios and also ensures compliance with the Fixed Income Portfolios’ investment policies and guidelines. As of December 31, 2003, Chartwell had approximately $6.8 billion in assets under management.

For its services as investment Sub-Adviser to the Fixed Income Portfolios, Chartwell is entitled to receive base investment sub-advisory fees from CIMCO at an annualized rate, based on the daily net assets of each Fixed Income Portfolio, as follows:

High Quality Fixed Income Portfolio	0.15%
BBB Fixed Income Portfolio	0.20%
High Yield Fixed Income Portfolio	0.25%
Core High Quality Fixed Income Portfolio	0.15%

Prior Performance Information for Similar Midcap Growth Equity Accounts Managed by TIP

Although the Midcap Growth Portfolio has no performance history prior to January 2, 2003, TIP has substantial experience in managing investment companies and other accounts that focus on medium capitalization growth companies. The tables below are designed to show you how composites of similar midcap growth equity accounts managed by TIP performed over various periods in the past. The accounts comprising the TIP Midcap Growth Equity composite have investment objectives, policies and strategies that are substantially similar to the Midcap Growth Portfolio. The TIP Midcap Growth Equity composite includes all accounts managed by TIP that are substantially similar to the Midcap Growth Portfolio.

The table below shows the returns for the TIP Midcap Growth Equity composite compared with the Russell Midcap Growth Index for the periods ending December 31, 2003. The returns of the TIP Midcap Growth Equity composite reflect deductions of account fees and expenses, are net of advisory fees, and assume all dividends and distributions have been reinvested. The returns of the Russell Midcap Growth Index assume all dividends and distributions have been reinvested.

Average Annual Returns as of December 31, 2003

	TIP Midcap
	Growth Equity	Russell Midcap
	Composite (%)	Growth Index (%)
1 Year Annual Return	49.65%	42.71%
3 Year Average Annual Return	(10.24%)	(6.13%)
5 Year Average Annual Return	8.47%	2.01%
Since Inception*	16.88%	8.57%

*August 1, 1996 to December 31, 2003

Average Returns – 1997 to 2003 (as of 12/31)

	TIP Midcap
	Growth Equity	Russell Midcap
	Composite (%)	Growth Index (%)
2003	49.65%	42.71%
2002	(32.55%)	(27.41%)
2001	(28.35%)	(20.15%)
2000	(8.13%)	(11.80%)
1999	125.99%	51.29%
1998	26.31%	17.87%
1997	41.75%	22.54%

This information is designed to demonstrate the historical track record of TIP. It does not indicate how the Midcap Growth Portfolio has performed or will perform in the future. Performance will vary based on many factors, including market conditions, the composition of the Portfolio’s holdings and the Portfolio’s expenses.

The TIP Midcap Growth Equity Composite includes accounts managed by TIP that do not pay the same expenses that the Midcap Growth Portfolio pays and that may not be subject to the diversification rules, tax restrictions and investment limits under the 1940 Act or Subchapter M of the Internal Revenue Code. Returns would have been lower if the composite had been subject to these expenses and regulations. The aggregate returns of the accounts in the composite may not reflect the returns of any particular account of TIP.

Prior Performance Information for Similar Small Cap Equity Accounts Managed by Messrs. DiBella and Gainey.

Although the Small Cap Core Portfolio has no prior performance history, the two portfolio managers of this Portfolio, Thomas DiBella and Kenneth Gainey, have substantial experience in managing investment companies that focus on small cap issuers. While they were employed by Aeltus Investment Management, Messrs. DiBella and Gainey were solely responsible for managing mutual funds with a small cap orientation having investment objectives, policies and strategies that are substantially similar to the Small Cap Core Portfolio.

The table below shows the returns for the two mutual funds previously managed by Messrs. DiBella and Gainey compared with the Russell 2000 Index for the periods ending December 31, 2001. The combined performance history, taken from publicly-available sources, is derived from a simple averaging of the annual returns reported by the funds managed by Messrs. DiBella and Gainey for the period shown. This performance history is net of all fees charged to investors in the funds. The returns of the Russell 2000 Index assume all dividends and distributions have been reinvested.

Average Annual Returns

	Similar Funds
	Managed by	Russell 2000
	DiBella and Gainey (%)	Index (%)
1 Year Annual Return	3.11%	2.49%
3 Year Average Annual Return	12.36%	6.42%
5 Year Average Annual Return	13.62%	7.52%
Since Inception*	15.78%	9.79%**

*January 4, 1994 to December 31, 2001

**January 1, 1994 to December 31, 2001

Average Returns – 1994 to 2001 (as of 12/31)

	Similar Funds
	Managed by	Russell 2000
	DiBella and Gainey (%)	Index (%)
2001	3.11%	2.49%
2000	6.10%	-3.03%
1999	29.65%	21.26%
1998	0.28%	-2.54%
1997	33.15%	22.36%
1996	13.63%	16.49%
1995	48.21%	28.44
1994	1.30%*	1.82 **

*January 4, 1994 to December 31, 2001

**January 1, 1994 to December 31, 2001

This information is designed to demonstrate the historical track record of Messrs. DiBella and Gainey. It does not indicate how the Small Cap Core Portfolio has performed or will perform in the future. Performance will vary based on many factors, including market conditions, the composition of the Portfolio’s holdings and the Portfolio’s expenses.

The composite above consists of mutual funds managed by Messrs. DiBella and Gainey that do not pay the same expenses that the Small Cap Core Portfolio pays. Returns could have been lower if the composite had been subject to these expenses. The aggregate returns of the mutual funds in the composite may not reflect the returns of any particular mutual fund managed by Messrs. DiBella and Gainey.

PORTFOLIO MANAGERS

The Small Cap Core and Midcap Core Portfolios are managed by the team of Thomas DiBella and Kenneth Gainey. The Midcap Growth Portfolio is managed by the team of Christopher K. McHugh, Bill McVail and Robert E. Turner. The High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios are managed by the team of Roger A. Early, Paul A. Matlack and John McCarthy. The background of each manager is set forth below.

Thomas DiBella, member of the management team for the Small Cap Core and Midcap Core Portfolios. Thomas DiBella, CFA, CPA, Senior Portfolio Manager, joined TIP in March 2002, as a founding member of one of its affiliates, Turner Investment Management, LLC. Previously, Mr. DiBella was Vice President and Portfolio Manager with Aeltus Investment Management. He has 19 years of investment experience.

Christopher K. McHugh, lead manager for the Midcap Growth Portfolio. Christopher K. McHugh, Senior Portfolio Manager, joined TIP in 1990. Previously, Mr. McHugh was a Performance Specialist with Provident Capital Management. He has 16 years of investment experience.

Bill McVail, member of the management team for the Midcap Growth Portfolio. Bill McVail, CFA, Senior Portfolio Manager, joined TIP in 1998. Previously, he was Portfolio Manager at PNC Equity Advisers. He has 15 years of investment experience.

Kenneth Gainey, member of the management team for the Small Cap Core and Midcap

Core Portfolios. Kenneth Gainey, CFA, Senior Portfolio Manager, joined TIP in March 2002 as a founding member of one of its affiliates, Turner Investment Management, LLC . Previously, Mr.

Gainey held various financial and portfolio management positions with Aeltus Investment Management and Aetna International, Inc./Aetna Financial Services. He has 11 years of investment experience.

Robert E. Turner, member of the management team for the Midcap Growth Portfolio. Robert E. Turner, CFA, Chairman and Chief Investment Officer, founded TIP in 1990. Previously, hew was Senior Investment Manager with Meridian Investment Company. He has 21 years of investment experience.

Roger A. Early, lead manager for the High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios. Roger A. Early, CFA, CPA, CFP, Chief Investment Officer-Fixed Income, joined Chartwell in September 2003. Previously, Mr. Early was Chief Investment Officer-Fixed Income at TIP from March 2002 to September 2003. Prior to joining TIP, he was Vice President/Senior Portfolio Manager-Equities and Fixed Income of Rittenhouse Financial (June 2001 to February 2002), and Senior Vice President and Director of Investment Grade Fixed Income, Delaware Investment Advisors (July 1994 to June 2001). He has 20 years of investment experience.

Paul A. Matlack, lead manager for the High Yield Fixed Income Portfolio. Paul A. Matlack, CFA, Senior Portfolio Manager, joined Chartwell in September 2003. Previously, Mr. Matlack was Senior Portfolio Manager at TIP from March 2002 to September 2003. Prior to joining TIP, he was Vice President, Senior Portfolio Manager, and co-head of the High Yield Group with Delaware Investment Advisors (September 1989 to September 2000). He has 17 years of investment experience.

John McCarthy, member of the management teams for the High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios. John McCarthy, CFA, joined TIP in 2002. Previously, he was a Senior High Yield Analyst (January 1994 to October 2000), and more recently, a Senior Municipal Bond Trader for Delaware Investments. He has 12 years of investment experience.

PURCHASING, SELLING AND EXCHANGING PORTFOLIO SHARES

Investing in the Portfolios

Shares of the Portfolios will be offered to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act. Investors must subscribe for shares in an amount that equals or exceeds $50,000. Additional subscriptions will be subject to a minimum investment amount of $10,000. The Trust, in its sole discretion, may accept or reject any investment in the Portfolios.

Prior to investing in shares of a Portfolio, you must complete a Subscription Agreement. All purchase orders on a given day must be received by the Trust’s Transfer Agent by 4:00 PM (Eastern Time). Purchase orders received after 4:00 PM (Eastern Time) will be executed at the net asset value (NAV) determined on the next business day. Your check must be made payable to the Westlakes Institutional Portfolios or wires must be sent according to the following instructions:

PNC Bank, Philadelphia, PA
ABA #031000053
A/C 86-1497-3639
RE: Westlake Investment Funds
REF: [Account Name or Tax ID]

Investor Qualifications:

Shares will only be sold to “accredited investors” as such term is defined in Regulation D under the Securities Act.

Foreign Investors

The Portfolio does not generally accept investments by non-US persons. Non-US persons may be permitted to invest in a Portfolio subject to the satisfaction of enhanced due diligence. Please contact the Investor Services Team, at 1-800-304-2459, for more information.

Customer Identification and Verification

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. This information will be verified to ensure the identity of all persons opening a mutual fund account.

The Portfolio is required by law to reject your new account application if you do not provide the required identifying information.

In certain instances, the Portfolio is required to collect documents to fulfill its legal obligation. Documents provided in connection with your application will be used solely to establish and verify your identity, and the Portfolio shall have no obligation with respect to the terms of any such document.

The Portfolio will attempt to collect any missing information required on the application by contacting you or, if applicable, your broker. If the Portfolio is unable to obtain this information within a timeframe established in its sole discretion, which may change from time to time, your application will be rejected.

Upon receipt of your application in proper form (or upon receipt of all identifying information required on the application), your investment will be accepted and your order will be processed at the net asset value per share next-determined after receipt of your application in proper form (less any applicable sales charges).

However, the Portfolio reserves the right to close your account at the then-current day’s net asset value (less any applicable sales charges) and remit proceeds to you via check if it is unable to verify your identity. The Portfolio will attempt to verify your identity within a timeframe established in its sole discretion, which may change from time to time. The Portfolio further reserves the right to hold your proceeds until your check for the purchase of Portfolio shares clears the bank. In such an instance, you may be subject to a gain or loss on Portfolio shares and will be subject to corresponding tax implications.

Anti-Money Laundering Program

Customer identification and verification is part of the Portfolio’s overall obligation to deter money laundering under Federal law. The Portfolio has adopted an Anti-Money Laundering Compliance Program designed to prevent the Portfolio from being used for money laundering or the financing of terrorist activities. In this regard, the Portfolio reserves the right to (i) refuse, cancel or rescind any purchase or exchange order, (ii) freeze any account and/or suspend account services or (iii) involuntarily redeem your account in cases of threatening conduct or suspected fraudulent or illegal activity. These actions will be taken when, in the sole discretion of Portfolio management, they are deemed to be in the best interest of the Portfolio or in cases when the Portfolio is requested or compelled to do so by governmental or law enforcement authority or by applicable law.

How Share Prices are Calculated

The price per share (the offering price) will be the net asset value per share (NAV) next determined after a Portfolio receives your purchase order. NAV for one share is the value of that share’s portion of the net assets of the Portfolio. The Portfolios calculate their NAV once each Business Day as of the regularly-scheduled close of normal trading on the New York Stock Exchange (NYSE) (normally, 4:00 p.m. Eastern Time).

In calculating NAV, the Portfolios generally value their investment portfolios at market price. If market prices are unavailable or a Portfolio thinks that they are unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees. Shares will not be priced on days on which the NYSE is closed for trading.

Selling Portfolio Shares

You may sell your shares on any Business Day by contacting us directly by mail or telephone. The sale price of each share will be the next NAV determined after we receive your request.

•	By Mail – If you wish to redeem shares of the Portfolios, you should send us a letter with your name, Portfolio and account number and the amount of your request. All letters must be signed by the owner(s) of the account. All proceeds will be mailed or wired (depending on instructions given) to the address or instructions given to us when the account was established.

•	By Phone – When completing the Subscription Agreement you are given the opportunity to establish telephone redemption privileges. If you elect to take advantage of this privilege you will be able to redeem shares of the Portfolios by calling 1-800-304-2459 and speaking to one of our representatives.

Redemptions in Kind

The Portfolios generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Portfolios’ remaining shareholders) the Portfolios might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). Although it is highly unlikely that your shares would ever be redeemed in kind, you would probably have to pay brokerage costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

Receiving Your Money

Normally, the Portfolios will send your sale proceeds within three Business Days after they receive your request, but it may take up to seven days. Your proceeds can be wired to your bank account (subject to a $10 wire fee) or sent to you by check.

Exchanging Portfolio Shares

When you exchange shares, you are really selling your shares and buying other Portfolio shares. Your sale price and purchase price will be based on the NAV next calculated after we receive your exchange request. In order to exchange shares of one Portfolio for shares of another

Portfolio, you may be required to complete and sign an Additional Investment Form.

This exchange privilege may be changed or canceled at any time upon 60 days’ prior notice. You may exchange your shares on any Business Day by calling the Portfolios at 1-800-304-2459.

Telephone Transactions

Investors may make subsequent purchases and redemptions in a Portfolio by telephone. While we have certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions, we will not be responsible for any losses or costs incurred by following telephone instructions we reasonably believe to be genuine. If you or your financial institution transact business with us over the telephone or via our website, you will generally bear the risk of any loss.

Suspension of Your Right to Sell Your Shares

The Portfolios may suspend your right to sell your shares if the NYSE restricts trading, the SEC declares an emergency or for other reasons. More information about this is in the Statement of Additional Information.

Distribution of Portfolio Shares

Constellation Investment Distribution Company, Inc. (the “Distributor”), a registered broker-dealer, is the placement agent of the Portfolios. The Distributor is an affiliate of CIMCO, and receives no compensation for distributing shares of the Portfolios.

Dividends and Distributions

The High Quality Fixed Income, BBB Fixed Income, High Yield Fixed Income and Core Fixed Income Portfolios distribute their income monthly as a dividend to shareholders, and the Small Cap Core, Midcap Core and Midcap Growth Portfolios distribute their income annually. The Portfolios make distributions of capital gains, if any, at least annually. If you own Portfolio shares on a Portfolio’s record date, you will be entitled to receive the distribution.

You will receive dividends and distributions in the form of additional Portfolio shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Trust in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after we receive your written notice. To cancel your election, simply send the Trust written notice.

Federal Income Taxes

Please consult your tax advisor regarding your specific questions about federal, state, local and foreign income taxes. Summarized below are some important tax issues that affect the Portfolios and their shareholders. This summary is based on current tax laws, which may change.

Each Portfolio will distribute substantially all of its net investment income and net realized capital gains, if any. The dividends and distributions you receive may be subject to federal, state and local taxation, depending upon your tax situation. The Portfolios’ net investment income and short-term capital gains are distributed as dividends and are taxable at ordinary income tax rates. Capital gains distributions are generally taxable at the rates applicable to long-term capital gains, regardless of how long you have held your shares in a Portfolio. Distributions you receive from the Portfolios may be taxable whether or not you reinvest them or take them in cash.

Each sale or exchange of Portfolio shares may be a taxable event. For tax purposes, an exchange of Portfolio shares for shares of another Portfolio is treated the same as a sale. A sale may result in a capital gain or loss to you. The gain or loss generally will be treated as short term if you held the shares for 12 months or less, long term if you held the shares for longer.

For a more complete discussion of the federal income tax consequences of investing in the Portfolio, see the Statement of Additional Information.

Investor Inquiries

Investor inquiries should be addressed to Westlakes Institutional Portfolios, 1205 Westlakes Drive, Suite 280, Berwyn, Pennsylvania 19312, or you may call 1-800-304-2459.

WESTLAKES INSTITUTIONAL PORTFOLIOS
HIGH YIELD FIXED INCOME PORTFOLIO
HIGH QUALITY FIXED INCOME PORTFOLIO
BBB FIXED INCOME PORTFOLIO
CORE FIXED INCOME PORTFOLIO
SMALL CAP CORE PORTFOLIO
MIDCAP CORE PORTFOLIO
MIDCAP GROWTH PORTFOLIO

May 1, 2004

Investment Manager:
CONSTELLATION INVESTMENT MANAGEMENT COMPANY, INC.

This Statement of Additional Information is not a prospectus and relates only to the High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income, and Core Fixed Income Portfolios (the “Fixed Income Portfolios”), and the Small Cap Core, Midcap Core and Midcap Growth Portfolios (the “Equity Portfolios,” together with the Fixed Income Portfolios, the “Portfolios”). It is intended to provide additional information regarding the activities and operations of the Portfolios, each of which is a series of Westlakes Institutional Portfolios (the “Trust”), and should be read in conjunction with the Portfolio’s Prospectus dated May 1, 2004. The Prospectus may be obtained without charge by calling 1-800-304-2459.

The Portfolios issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Portfolios. Accredited investors include banks and other financial institutions, registered broker-dealers, insurance companies, investment companies, pension and profit sharing plans, corporations, trusts and other entities which satisfy net worth requirements and certain individuals.

THE TRUST

This Statement of Additional Information relates only to the Portfolios of the Trust. The Trust is an open-end management investment company established as a Delaware business trust under an Agreement and Declaration of Trust dated May 30, 2002 (the “Declaration of Trust”). The Declaration of Trust permits the Trust to offer separate series of units of beneficial interest (the “shares”) and separate classes of Portfolios. Each Portfolio is a separate mutual fund and each share of each Portfolio represents an equal proportionate interest in that Portfolio.

Constellation Investment Management Company, Inc. (“CIMCO” or “Investment Manager”) serves as the adviser for each Portfolio. Chartwell Investment Partners (“Chartwell”) serves as the sub-adviser to each Fixed Income Portfolio, and Turner Investment Partners, Inc. (“TIP”) serves as the sub-adviser to each Equity Portfolio. Chartwell and TIP are each a “Sub-Adviser,” and together are “Sub-Advisers.” Capitalized terms not defined herein are defined in the Prospectus offering shares of the Portfolios.

INVESTMENT OBJECTIVES

High Yield Fixed Income Portfolio — The High Yield Fixed Income Portfolio seeks high total return.

High Quality Fixed Income Portfolio - The High Quality Fixed Income Portfolio seeks high total return consistent with reasonable risk.

BBB Fixed Income Portfolio - The BBB Fixed Income Portfolio seeks high total return consistent with reasonable risk.

Core Fixed Income Portfolio - The Core Fixed Income Portfolio seeks total return through current income and capital appreciation.

Small Cap Core Portfolio – The Small Cap Core Portfolio seeks long-term capital growth.

Midcap Core Portfolio – The Midcap Core Portfolio seeks long-term capital growth.

Midcap Growth Portfolio – The Midcap Growth Portfolio seeks capital appreciation.

There can be no assurance that any Portfolio will achieve its investment objective.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

Each Portfolio (except as otherwise noted) may invest in each of the investments listed below, or engage in each of the investment techniques listed below unless otherwise indicated.

Asset-Backed Securities

Asset-backed securities are secured by non-mortgage assets such as company receivables, truck and auto loans, leases and credit card receivables. Such securities are generally issued as pass-

through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing such debt.

Borrowing

The Portfolios may borrow money equal to 5% of their total assets for temporary purposes to meet redemptions or to pay dividends. A Portfolio may borrow more than 5% of its total assets from a bank provided that if borrowings exceed 5%, the Portfolio maintains assets totaling at least 300% of the amount borrowed when the amount borrowed is added to the Portfolio’s other assets. This means that a Portfolio may borrow up to one-half (50%) the value of its total assets, including the amount borrowed. Borrowing may exaggerate changes in the net asset value of a Portfolio’s shares and in the return on the Portfolio’s portfolio. Although the principal of any borrowing will be fixed, a Portfolio’s assets may change in value during the time the borrowing is outstanding. The Portfolios may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowing. The Portfolios may be required to earmark or segregate liquid assets in an amount sufficient to meet their obligations in connection with such borrowings.

Convertible Securities

Convertible securities are corporate securities that are exchangeable for a set number of another security at a prestated price. Convertible securities typically have characteristics of both fixed income and equity securities. Because of the conversion feature, the market value of a convertible security tends to move with the market value of the underlying stock. The value of a convertible security is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

Depositary Receipts (“Receipts”)

Receipts are securities, typically issued by a financial institution (a “depositary”), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. Receipts include American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”). ADRs may be available through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities.

Derivatives

Derivatives are securities that derive their value from other securities, financial instruments or indices. The following are considered derivative securities: options on futures, futures, options (e.g., puts and calls), swap agreements, mortgage-backed securities (e.g., collateralized mortgage obligations (“CMOs”), real estate mortgage investment conduits (“REMICs”), interest-only (“IOs”) and principal-only (“POs”)), when issued securities and forward commitments, floating and variable rate securities, convertible securities, “stripped” U.S. Treasury securities (e.g., receipts and separately traded registered interested and principal securities (“STRIPs”), privately issued stripped securities (e.g., TGRs, TRs, and CATs). See later in the “Description of Permitted Investments” for discussions of these various instruments.

Equity Securities

Equity securities include common stocks, preferred stocks, warrants, rights to acquire common or preferred stocks, and securities convertible into or exchangeable for common stocks. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision.

Fixed Income Securities

The market value of fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by an NRSRO in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities, but will affect the investing Portfolio’s net asset value.

Investment grade bonds include securities rated BBB by S&P or Baa by Moody’s, which may be regarded as having speculative characteristics as to repayment of principal. If a security is downgraded, the Investment Manager or Sub-Adviser will review the situation and take appropriate action.

Futures Contracts and Options on Futures Contracts

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. A Portfolio may use futures contracts and related options for bona fide hedging purposes, to offset changes in the value of securities held or expected to be acquired or be disposed of, to minimize fluctuations in foreign currencies, or to gain exposure to a particular market or instrument. A Portfolio will minimize the risk that it will be unable to close out a futures contract by only entering into futures contracts which are traded on national futures exchanges. In addition, a Portfolio will only sell covered futures contracts and options on futures contracts.

Stock and bond index futures are futures contracts for various stock and bond indices that are traded on registered securities exchanges. Stock and bond index futures contracts obligate the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock or bond index at the close of the last trading day of the contract and the price at which the agreement is made.

Stock and bond index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock or bond index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the stocks or bonds comprising the index is made; generally contracts are closed out prior to the expiration date of the contracts.

No price is paid upon entering into futures contracts. Instead, a Portfolio would be required to deposit an amount of cash or U.S. Treasury securities known as “initial margin.” Subsequent payments, called “variation margin,” to and from the broker, would be made on a daily basis as the value of the futures position varies (a process known as “marking to market”). The margin is in the nature of a performance bond or good-faith deposit on a futures contract.

There are risks associated with these activities, including the following: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the changes in market value of the securities held by the Portfolio and the prices of futures and options on futures; (3) there may not be a liquid secondary market for a futures contract or option; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts and futures options.

A Portfolio may enter into futures contracts and options on futures contracts traded on an exchange regulated by the Commodities Futures Trading Commission (“CFTC”), as long as, to the extent that such transactions are not for “bona fide hedging purposes,” the aggregate initial margin and premiums on such positions (excluding the amount by which such options are in the money) do not exceed 5% of a Portfolio’s net assets and that such contracts do not exceed 15% of the Portfolio’s net assets. A Portfolio may buy and sell futures contracts and related options to manage its exposure to changing interest rates and securities prices. Some strategies reduce a Portfolio’s exposure to price fluctuations, while others tend to increase its market exposure. Futures and options on futures can be volatile instruments and involve certain risks that could negatively impact a Portfolio’s return.

In order to avoid leveraging and related risks, when a Portfolio purchases futures contracts, it will collateralize its position by depositing an amount of cash or liquid securities, equal to the market value of the futures positions held, less margin deposits, in a segregated account with its custodian. Collateral equal to the current market value of the futures position will be marked to market on a daily basis.

Illiquid Securities

Illiquid securities are securities that cannot be disposed of within seven business days at approximately the price at which they are being carried on a Portfolio’s books. Illiquid securities include demand instruments with demand notice periods exceeding seven days, securities for which there is no active secondary market, and repurchase agreements with maturities of over seven days in length. The Portfolios may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities. Investing in such unlisted emerging country equity securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Portfolio, or less than what may be considered the fair value of such securities. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which might be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration.

In addition, the Portfolios believe that carefully selected investments in joint ventures, cooperatives, partnerships, private placements, unlisted securities and other similar situations (collectively, ''special situations’’) could enhance the Portfolios’ capital appreciation potential. To the extent these investments are deemed illiquid, the Portfolios’ investment in them will be consistent with their 15% restriction on investment in illiquid securities. Investments in special situations and certain other instruments may be liquid, as determined by the Portfolios’ Investment Manager based on criteria approved by the Board of Trustees.

Initial Public Offerings (“IPOs”)

Each Portfolio may invest in an IPO, a corporations’s first offering of stock to the public. Because IPO shares frequently are volatile in price, the Portfolio may hold IPO shares for a very short period of time. This may increase the turnover of the Portfolio’s portfolio and may lead to increased expenses to a Portfolio, such as commissions and transaction costs. By selling shares, the Portfolio may realize taxable capital gains that it will subsequently distribute to shareholders.

Most IPOs involve a high degree of risk not normally associated with offerings of more seasoned companies. Companies involved in IPOs generally have limited operating histories, and their prospects for future profitability are uncertain. These companies often are engaged in new and evolving businesses and are particularly vulnerable to competition and to changes in technology, markets and economic conditions. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage growth and require significant additional capital. They may also be dependent on limited product lines and uncertain property rights and need regulatory approvals. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable, due to the absence of a prior public market, the small number of shares available for trading and limited investor information.

Investment Company Shares

Each Portfolio may invest in shares of other investment companies, to the extent permitted by applicable law and subject to certain restrictions. These investment companies typically incur fees that are separate from those fees incurred directly by the Portfolio. A Portfolio’s purchase of such investment company securities results in the layering of expenses, such that shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees, in addition to paying Portfolio expenses. Under applicable regulations, a Portfolio generally is prohibited from acquiring the securities of another investment company if, as a result of such acquisition: (1) the Portfolio owns more than 3% of the total voting stock of the other company; (2) securities issued by any one investment company represent more than 5% of the Portfolio’s total assets; or (3) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Portfolio. See also “Investment Limitations.”

Leveraging

Leveraging a Portfolio creates an opportunity for increased net income, but, at the same time, creates special risk considerations. For example, leveraging may exaggerate changes in the net asset value of a Portfolio’s shares and in the yield on the Portfolio’s portfolio. Although the principal of such borrowings will be fixed, a Portfolio’s assets may change in value during the time the borrowing is outstanding. Leveraging creates interest expenses for a Portfolio which could exceed the income from the assets retained. To the extent the income derived from securities purchased with borrowed funds exceeds the interest that a Portfolio will have to pay, the Portfolio’s net income will be greater than if leveraging were not used. Conversely, if the income from the assets retained with borrowed funds is not sufficient to cover the cost of leveraging, the net income of the Portfolio will be less than if leveraging were not used, and therefore the amount available for distribution to stockholders as dividends will be reduced. Because the Securities and Exchange Commission (the “SEC”) staff believes both reverse repurchase agreements and dollar roll transactions are collateralized borrowings, the SEC staff believes that they create leverage, which is a speculative factor. The requirement that such transactions be fully collateralized by assets segregated by the Portfolios’ Custodian imposes a practical limit on the leverage these transactions create.

Lower Rated Securities

The High Yield Fixed Income Portfolio may invest in lower-rated bonds commonly referred to as “junk bonds” or high yield/high-risk securities. Lower-rated securities are defined as securities rated below the fourth highest rating category by a NRSRO. Such obligations are speculative and may be in default. There may be no bottom limit on the ratings of high yield securities that may be purchased or held by a Portfolio. Lower-rated or unrated (i.e., high yield) securities are more likely to react to developments affecting issuers than are more highly rated securities, which primarily react to movements in the general level of interest rates. The market values of fixed income securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but the market’s perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

Adverse economic developments can disrupt the market for high yield securities, and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity which may lead to a higher incidence of default on such securities. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Investment Manager or Sub-Adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Furthermore a Portfolio may experience difficulty in valuing certain securities at certain times. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating each Portfolio’s net asset value.

Lower-rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligations for redemption, the Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Portfolio experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Portfolio’s investment portfolio and increasing the exposure of the Portfolio to the risks of high yield securities.

Growth of High Yield, High-Risk Bond Market: The widespread expansion of government, consumer and corporate debt within the U.S. economy has made the corporate sector more vulnerable to economic downturns or increased interest rates. Further, an economic downturn could severely disrupt the market for lower rated bonds and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. The market for lower-rated securities may be less active, causing market price volatility and limited liquidity in the secondary market. This may limit the Portfolio’s ability to sell such securities at their market value. In addition, the market for these securities may be adversely affected by legislative and regulatory developments. Credit quality in the junk bond market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks imposed by a particular security.

Sensitivity to Interest Rate and Economic Changes: Lower rated bonds are very sensitive to adverse economic changes and corporate developments. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing. If the issuer of a bond defaulted on its obligations to pay interest or principal or entered into bankruptcy proceedings, a Portfolio may incur losses or expenses in seeking recovery of amounts owed to it.

In addition, periods of economic uncertainty and change can be expected to result in increased volatility of market prices of high yield, high-risk bonds and a Portfolio’s net asset value.

Payment Expectations: High yield, high-risk bonds may contain redemption or call provisions. If an issuer exercised these provisions in a declining interest rate market, a Portfolio would have to replace the security with a lower yielding security, resulting in a decreased return for investors. Conversely, a high yield, high-risk bond’s value will decrease in a rising interest rate market, as will the value of a Portfolio’s assets. If a Portfolio experiences significant unexpected net redemptions, this may force it to sell high yield, high-risk bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing a Portfolio’s rate of return.

Taxes: The High Yield Fixed Income Portfolio may purchase debt securities (such as zero-coupon or pay-in-kind securities) that contain original issue discount. Original issue discount that accrues in a taxable year is treated as earned by a Portfolio and therefore is subject to the distribution requirements of the tax code even though the Portfolio has not received any interest payments on such obligations during that period. Because the original issue discount earned by the Portfolio in a taxable year may not be represented by cash income, the Portfolio may have to dispose of other securities and use the proceeds to make distributions to shareholders.

Money Market Instruments

Money market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers’ acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations with outstanding high-quality commercial paper ratings; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

Mortgage-Backed Securities

Mortgage-backed securities are instruments that entitle the holder to a share of all interest and principal payments from mortgages underlying the security. The mortgages backing these securities include conventional fifteen- and thirty-year fixed rate mortgages, graduated payment mortgages, adjustable rate mortgages, and balloon mortgages. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. Prepayment of mortgages that underlie securities purchased at a premium often results in capital losses, while prepayment of mortgages purchased at a discount often results in capital gains. Because of these unpredictable prepayment characteristics, it is often not possible to predict accurately the average life or realized yield of a particular issue.

Options

A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position, a Portfolio may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If a Portfolio is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Portfolio delivers the security upon exercise.

A Portfolio may purchase put and call options to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Portfolio may seek to purchase in the future. A Portfolio will pay a premium when purchasing put and call options. If price movements in the underlying securities are such that exercise of the options would not be profitable for a Portfolio, loss of the premium paid may be offset by an increase in the value of the Portfolio’s securities or by a decrease in the cost of acquisition of securities by the Portfolio.

A Portfolio may write covered call options as a means of increasing the yield on its portfolio and as a means of providing limited protection against decreases in its market value. When a Portfolio sells an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Portfolio will realize as profit the premium received for such option. When a call option written by a Portfolio is exercised, the Portfolio will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying securities at the strike price, which may be in excess of the market value of such securities.

A Portfolio may purchase and write options on an exchange or over-the-counter. Over-the-counter options (“OTC options”) differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. It is the position of the SEC that OTC options are generally illiquid.

A Portfolio may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on foreign currency written by a Portfolio will be “covered,” which means that the Portfolio will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by a Portfolio, the Portfolio will establish a segregated account with its Custodian consisting of cash or liquid, high grade debt securities in an amount equal to the amount the Portfolio would be required to pay upon exercise of the put.

A Portfolio may purchase and write put and call options on indices and enter into related closing transactions. Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities. A Portfolio may choose to terminate an option position by entering into a closing transaction. The ability of a Portfolio to enter into closing transactions depends upon the existence of a liquid secondary market for such transactions.

All options written on indices must be covered. When a Portfolio writes an option on an index, it will establish a segregated account containing cash or liquid securities with its Custodian in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

A Portfolio will not engage in transactions involving interest rate futures contracts for speculation but only as a hedge against changes in the market values of debt securities held or intended to be purchased by the Portfolio and where the transactions are appropriate to reduce the Portfolio’s interest rate risks. There can be no assurance that hedging transactions will be successful. A Portfolio also could be exposed to risks if it cannot close out its futures or options positions because of any illiquid secondary market.

Futures and options have effective durations that, in general, are closely related to the effective duration of the securities that underlie them. Holding purchased futures or call option positions (backed by segregated cash or other liquid securities) will lengthen the duration of a Portfolio’s portfolio.

Risks associated with options transactions include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for options; and (4) while a Portfolio will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

Portfolio Turnover

An annual portfolio turnover rate in excess of 100% may result from the Investment Manager’s or Sub-Adviser’s investment strategy. Portfolio turnover rates in excess of 100% may result in higher transaction costs, including increased brokerage commissions, and higher levels of taxable capital gain.

Repurchase Agreements

Repurchase agreements are agreements by which a Portfolio obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or primary securities dealer as recognized by the Federal Reserve Bank) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

Repurchase agreements are considered to be loans by a Portfolio. The repurchase agreements entered into by a Portfolio will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (the Investment Manager or Sub-Adviser monitors compliance with this requirement). Under all repurchase agreements entered into by a Portfolio, the Portfolios’ Custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of sale, including accrued interest, are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Portfolio is treated as an unsecured creditor and is required to return the underlying security to the seller’s estate.

Rights

Rights give existing shareholders of a corporation the right, but not the obligation, to buy shares of the corporation at a given price, usually below the offering price, during a specified period. The High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios will not invest in rights.

Rule 144A Securities

Rule 144A securities are securities exempt from registration on resale pursuant to Rule 144A under the 1933 Act. Rule 144A securities are traded in the institutional market pursuant to this registration exemption, and, as a result, may not be as liquid as exchange-traded securities since they may only be resold to certain qualified institutional investors. Due to the relatively limited size of this institutional market, these securities may affect the Portfolio’s liquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities. Nevertheless, Rule 144A securities may be treated as liquid securities pursuant to guidelines adopted by the Trust’s Board of Trustees. The High Quality Fixed Income Portfolio will not invest in Rule 144A securities.

Securities Lending

In order to generate additional income, a Portfolio may lend its securities pursuant to agreements requiring that the loan be continuously secured by collateral consisting of cash or securities of the U.S. government or its agencies equal to at least 100% of the market value of the loaned securities. A Portfolio continues to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

U.S. Government Agency Obligations

Certain federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. government, are either backed by the full faith and credit of the U.S. or supported by the issuing agencies’ right to borrow from the Treasury. The issues of other agencies are supported by the credit of the instrumentality.

U.S. Government Securities

U.S. government securities are bills, notes and bonds issued by the U.S. government and backed by the full faith and credit of the United States.

U.S. Treasury Obligations

U.S. Treasury Obligations are bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry system known as separately traded registered interest and principal securities (“STRIPS”) and coupons under book entry safekeeping (“CUBES”).

Variable and Floating Rate Instruments

Certain obligations may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

Warrants

Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.

When-Issued and Delayed Delivery Securities

When-issued or delayed delivery securities are subject to market fluctuations due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Portfolio generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its investment portfolio, a Portfolio may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

Zero Coupon Securities

Zero coupon obligations are debt securities that do not bear any interest, but instead are issued at a deep discount from par. The value of a zero coupon obligation increases over time to reflect the interest accredited. Such obligations will not result in the payment of interest until maturity, and will have greater price volatility than similar securities that are issued at par and pay interest periodically. See “Lower Rated Securities, Taxes” for a discussion of the federal income tax consequences to a Portfolio from investments in zero coupon obligations.

INVESTMENT LIMITATIONS

Fundamental Policies

The following investment limitations are fundamental policies of each Portfolio that cannot be changed with respect to a Portfolio without the consent of the holders of a majority of that Portfolio’s outstanding shares. The term “majority of the outstanding shares” means the vote of (i) 67% or more of a Portfolio’s shares present at a meeting, if more than 50% of the outstanding shares of a Portfolio are present or represented by proxy, or (ii) more than 50% of a Portfolio’s outstanding shares, whichever is less.

No Portfolio may:

1.	Invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.

2.	Issue senior securities representing stock, except to the extent permitted by the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, a Portfolio will not issue senior securities representing indebtedness, except as otherwise permitted under the Investment Company Act.

3.	Underwrite securities of other issuers, except insofar as a Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

4.	Make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

5.	Purchase or sell physical commodities or commodity contracts, except that each Portfolio may purchase commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts.

6.	Purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein.

7.	Purchase securities of an issuer, except as consistent with the maintenance of its status as an open-end diversified company under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be interpreted from time to time.

Except as otherwise indicated, the Portfolios’ investment policies and restrictions, including those described in “Description of Permitted Investments and Risks” are not fundamental and may be changed without a vote of shareholders.

If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of a Portfolio’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Investment Manager will not cause a Portfolio to make loans to, or to receive loans from, the Investment Manager or its affiliates, except to the extent permitted by the Investment Company Act or as otherwise permitted by applicable law. The Portfolios may effect brokerage transactions, if any, through the affiliates of the Investment Manager, in accordance with the requirements of the Investment Company Act.

Non-Fundamental Policies

The following investment limitations are non-fundamental policies of each Portfolio and may be changed with respect to a Portfolio by the Board of Trustees.

No Portfolio may:

1.	Pledge, mortgage or hypothecate assets except to secure borrowings permitted by the Portfolio’s fundamental limitation on borrowing.

2.	Invest in companies for the purpose of exercising control.

3.	Purchase securities on margin or effect short sales, except that each Portfolio may (i) obtain short-term credits as necessary for the clearance of security transactions; (ii) provide initial and variation margin payments in connection with transactions involving futures contracts and options on such contracts; and (iii) make short sales “against the box” or in compliance with the Securities and Exchange Commission’s (SEC) position regarding the asset segregation requirements imposed under Section 18 of the 1940 Act.

4.	Invest its assets in securities of any investment company, except as permitted by the 1940 Act.

5.	Invest more than 15% of its assets in illiquid securities.

MANAGEMENT OF THE PORTFOLIOS

The Board of Trustees provides broad oversight over the affairs of the Trust. The day-to-day affairs of the Trust and Portfolios are managed by the Investment Manager, subject to the ultimate supervision of and any policies established by the Board of Trustees, and pursuant to the terms of the Declaration of Trust and the Advisory Agreement.

Board of Trustees. The Board of Trustees has overall responsibility to manage and control the business affairs of the Trust, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust’s business. The Board of Trustees exercises the same powers, authority and responsibilities on behalf of the Trust as are customarily exercised by the Board of Trustees of a registered investment company organized as a corporation.

Members of the Board of Trustees are not required to contribute to the capital of a Portfolio or hold shares of a Portfolio. A majority of the Board of Trustees are not “interested persons” (as defined in the Investment Company Act) of the Trust (collectively, the “Independent Trustees”) and perform the same functions for the Trust as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and brief biographical information regarding each Trustee is set forth below. Each Trustee who is deemed to be an “interested person” of the Trust, as defined in the Investment Company Act, is indicated by an asterisk.

		Term of	Principal	Other
	Position(s)	Office and	Occupation(s)	Directorships/
	Held with	Length of	During Past 5	Trusteeships Held
Name and Age	Trust	Time Served	Years	by Trustee
John H. Grady, 42	Interested Trustee; President of the Trust since 2004	N/A	President and Chief Executive Officer of Constellation Investment Management Company, LP; General Counsel and Chief Legal Officer, Turner Investment Partners, Inc.; President, Chief Operating Officer, Turner Investment Distributors, Inc.; previously, Partner, Morgan, Lewis & Bockius LLP.	Constellation Funds, Berwyn, PA

Ronald W. Filante, 57	Independent Trustee	Since Trust’s inception	Associate Professor of Finance, Pace University.	Constellation Funds, Berwyn, PA

Alfred C. Salvato, 45	Independent Trustee	N/A; served as Trustee since 2003	Treasurer, Thomas Jefferson University Health Care Pension Fund	Turner Funds, Berwyn, PA; Constellation Funds, Berwyn, PA

Janet F. Sansone, 57	Independent Trustee	N/A; served as Trustee since 2003	Self-employed consultant since 1999; previously Senior Vice President of Human Resources of Frontier Corporation	Turner Funds, Berwyn, PA; Currently nominated to serve as Trustee of Constellation Funds, Berwyn, PA

*	Mr. Grady is considered an “interested person” of the Trust as that term is defined in the 1940 Act. Mr. Grady is the Chief Executive Officer and President of CIMCO, and owns a controlling interest in CIMCO.

The Board of Trustees has overall responsibility for the management and supervision of the operations of the Trust. The initial Trustees serving on the Board of Trustees have been elected by the organizational shareholder of the Trust (who is affiliated with the Investment Manager). Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the shareholders at which a quorum of shareholders is present in person or by proxy.

The Trustees serve on the Board of Trustees for terms of indefinite duration. A Trustee’s position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity. A Trustee may resign upon 90 days’ prior written notice to the other Trustees, and may be removed either by vote of two-thirds of the Trustees not subject to the removal vote or by vote of the shareholders holding not less than two-thirds of the total number of votes eligible to be cast by all shareholders. The Trustees will render assistance to shareholders on the question of the removal of Trustees in the manner required by Section 16(c) of the Investment Company Act. In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve as a Trustee, so long as immediately after such appointment at least two-thirds of the Trustees then serving would have been elected by the shareholders. The Trustees may call a meeting of shareholders to fill any vacancy in the position of a Trustee, and must do so within 60 days after any date on which Trustees who were elected by the shareholders cease to constitute a majority of the Trustees then serving.

The Declaration of Trust provides that a Trustee’s responsibilities shall terminate if the Trustee (i) dies; (ii) is adjudicated incompetent; (iii) voluntarily withdraws as a Trustee (upon not less than 90 days’ prior written notice to the other Trustees); (iv) is removed; (v) is certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) is declared bankrupt by a court with appropriate jurisdiction or files a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) has a receiver appointed to administer his property or affairs; or (viii) otherwise ceases to be a Trustee of the Trust under law. A Trustee may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Trustees not subject to the removal vote or (b) the vote or written consent of shareholders holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all shareholders.

The Declaration of Trust provides that a Trustee shall not be liable to the Trust or to any of its shareholders for any loss or damage caused by any act or omission in the performance of his or her services under the Declaration of Trust, unless it is determined that such loss is due to an act or omission of the Trustee constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee’s office. Trustees are also entitled to be indemnified to the fullest extent permitted by law against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitration, administrative or legislative body, in which the Trustee may be or may have been involved as a party or otherwise, or with which the Trustee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Trustee of the Trust or the past or present performance of services to the Trust by the Trustee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by the Trustee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such the Trustee’s office. The rights of indemnification and exculpation provided under the Declaration of Trust do not provide for indemnification under Federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Board Standing Committees. The Board of Trustees has established the following standing committees:

Audit Committee. The Board has a standing Audit Committee that is composed of each of the Independent Trustees of the Trust. The Audit Committee operates under a written charter approved by the Board. The Audit Committee will meet periodically, as necessary.

Fair Value Pricing Committee. The Board has a standing Fair Value Pricing Committee that is composed of at least one Independent Trustee and various officers and representatives of the Trust’s service providers, as appointed by the Board. The Fair Value Pricing Committee operates under procedures approved by the Board. The principal responsibilities of the Fair Value Pricing Committee are to determine the fair value of securities for which current market quotations are not readily available. The Fair Value Pricing Committee’s determinations are reviewed by the Board. The Fair Value Pricing Committee will meet periodically, as necessary.

Nominating Committee. The Board has a standing Nominating Committee that is composed of each of the Independent Trustees of the Trust. The principal responsibility of the Nominating Committee is to consider, recommend and nominate candidates to fill vacancies on the Trust’s Board, if any. The Nominating Committee will meet periodically, as necessary.

Portfolio Shares Owned by Board Members. The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of shares of the Portfolios as of the end of the most recently completed calendar year. Dollar amount ranges disclosed are established by the SEC. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

		Aggregate Dollar Range of
		Shares in All Registered
		Investment Companies
	Dollar Range of Portfolio	Overseen by Trustee in Family
Name	Shares	of Investment Companies
John Grady*	$0	$0
Ronald Filante**	$0	$0
Alfred Salvato	$0	$0
Janet Sansone	$0	$0

* Mr. Grady is considered an “interested person” of the Trust as that term is defined in the 1940 Act. Mr. Grady is the Chief Executive Officer and President of CIMCO, and owns a controlling interest in CIMCO.

** Mr. Filante was not a Trustee as of the end of the most recently completed calendar year. She was elected Trustee in March 2004.

Ownership in Securities of CIMCO and Related Companies.

As reported to the Fund, the information in the following table reflects ownership by the non-interested Trustees and their immediate family members of certain securities as of December 31, 2003. An immediate family member can be a spouse, children residing in the same household including step and adoptive children and any dependents. The securities represent ownership in an investment adviser or principal underwriter of the Fund and any persons (other than a registered investment company) directly or indirectly controlled by, or under common control with an investment adviser or principal underwriter of the Fund.

				Value of	Percent of
	Owner and			Securities on	Class on an
	Relationship		Title of	an Aggregate	Aggregate
Trustee	to Trustee	Company	Class	Basis	Basis
Ronald Filante*		None
Alfred C. Salvato		None
Janet F. Sansone		None

* Mr. Filante was not a Trustee as of the end of the most recently completed calendar year. She was elected Trustee in March 2004.

The following table sets forth the compensation paid to the current Independent Trustees by the Trust during the last fiscal year.

	Aggregate		Total Compensation
	Compensation	Pension or	from Trust and	Estimated
	from the Trust for	Retirement	Fund Complex Paid	Annual
	the Fiscal Year	Benefits Accrued	to Trustees for the	Benefits
Name and Position with	Ended December	as Part of Trust	Fiscal Year Ended	Upon
Trust	31, 2003	Expenses	December 31, 2003	Retirement
Alfred C. Salvato	$1,000	N/A	$1,000	N/A
Janet F. Sansone	$1,000	N/A	$1,000	N/A
Ronald Filante*	N/A	N/A	N/A	N/A
John Connors**	$4,500	N/A	$4,500	N/A

** Mr. Filante was not a Trustee as of the end of the most recently completed calendar year. She was elected Trustee in March 2004.

** Mr. Connors resigned from the Board of Trustees effective January 27, 2004.

The Independent Trustees are each paid a retainer fee by the Trust of $1,000 per quarter and per meeting fees of $500 per quarterly meeting attended in person, or $250 in the case of telephonic meetings. The other Trustees receive no annual or other fees from the Trust. All Trustees are reimbursed by the Trust for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Trust.

Trust Officers. Set forth below are the names, dates of birth, positions with the Trust, length of term of office, and the principal occupations for the last five years of each of the persons currently serving as Executive Officers of the Trust. Unless otherwise noted, the business address of each Officer is 1205 Westlakes Drive, Suite 280, Berwyn, Pennsylvania 19312. None of the Officers receive compensation from the Trust for their services.

Term of
	Position(s)	Office and
	Held with	Length of	Principal Occupation(s) During Past
Name and Age	Trust	Time Served	5 Years
John H. Grady, 42	President	N/A; Less than 1 year	President and Chief Executive Officer of Constellation Investment Management Company, LP; General

Term of
	Position(s)	Office and
	Held with	Length of	Principal Occupation(s) During Past
Name and Age	Trust	Time Served	5 Years
Counsel and Chief Legal Officer, Turner Investment Partners, Inc.; President, Chief Operating Officer, Turner Investment Distributors, Inc.; previously, Partner, Morgan, Lewis & Bockius LLP.

John Canning, 33	Vice President and Secretary	N/A; Less than 1 year	Vice President and Managing Director, Fund Administration of Constellation Investment Management Company, LP; Sub-Advisory Institutional Service Product Manager, Turner Investment Partners, Inc.; previously, Transfer Agent Manager, Pilgrim Baxter and Associates (an investment adviser); Portfolio Implementation Analyst, SEI Investments.

Rami Livelsberger, 29	Vice President and Assistant Secretary	N/A; Less than 1 year	Vice President, Fund Governance of Constellation Investment Management Company, LP; previously, Compliance Officer, Legal Assistant, Turner Investment Partners, Inc., Legal Assistant, Morgan, Lewis & Bockius, LLP.

Antoinette Robbins	Vice President	N/A; Less than 1 year	Vice President and Corporate Counsel of Constellation Investment Management Company, LP; Director of Compliance, Turner Investment Partners, Inc.; previously, Senior Gift Planning Officer, American Civil Liberties Union, 2001-2002; Assistant Vice President and Counsel, Equitable Life Assurance Society of the United States.

Saeed Franklin	Vice President	N/A; Less than 1 year	Vice President, Fund Administration of Constellation Investment Management Company, LP; previously, Performance Analyst, Turner Investment Partners, Inc.; Performance Analyst, ING Variable Annuities (an insurance company); Senior Fund Accountant, Bank of New York (an investment bank); Fund Accountant, PFPC Inc. (an investment management company)

Hans Specht, 34	Chief Financial	NA/Less than 1 Year	Vice President of Constellation Investment Management Company, LP;

Term of
	Position(s)	Office and
	Held with	Length of	Principal Occupation(s) During Past
Name and Age	Trust	Time Served	5 Years
	Officer		previously, Director of Finance, Turner Investment Partners, Inc.

*	Mr. Grady is considered an “interested person” of the Trust as that term is defined in the 1940 Act. Mr. Grady is the Chief Executive Officer and President of CIMCO, and owns a controlling interest in CIMCO.

THE INVESTMENT MANAGER

Constellation Investment Management, Inc., 1205 Westlakes Drive, Suite 280, Berwyn, Pennsylvania 19312, is a professional investment management firm founded in May, 2000. John H. Grady is the President and Chief Executive Officer of CIMCO, and is the controlling shareholder of CIMCO. As of the date of this registrations statement, CIMCO had discretionary management authority with respect to over $1.3 billion of assets.

CIMCO serves as the manager for the Portfolios under a written investment management agreement (the “Management Agreement”). Under the Management Agreement, CIMCO makes the investment decisions for the assets of the Portfolios and continuously reviews, supervises and administers each Portfolio’s investment program, subject to the supervision of, and policies established by, the Trustees of the Trust. Under the Management Agreement, CIMCO also provides administrative services to the Trust, which include day-to-day administration of matters related to the corporate existence of the Trust, maintenance of records, preparation of reports, supervision of the Trust’s arrangements with other service providers, and assistance in preparation of the Trust’s registration statement under federal laws. CIMCO is responsible for compensating any third party engaged by CIMCO to provide services under its supervision and is also responsible for payment of fees of the Independent Trustees, custodian, independent public accountant, legal counsel (excluding costs in connection with certain litigation or administrative actions), or transfer and dividend disbursing agent.

Pursuant to the Management Agreement, each Portfolio pays CIMCO a unified fee for providing advisory and administrative services, payable monthly equal to the following percentage of such Portfolio’s average daily net assets on an annual basis:

High Yield Fixed Income Portfolio	0.45%
High Quality Fixed Income Portfolio	0.40%
BBB Fixed Income Portfolio	0.40%
Core Fixed Income Portfolio	0.40%
Small Cap Core Portfolio	0.95%
Midcap Core Portfolio	0.90%
Midcap Growth Portfolio	0.85%

The unified management fee does not include the costs of any interest, taxes, dues, fees, or similar costs, brokerage or other transaction costs, or certain extraordinary expenses.

CIMCO has voluntarily agreed to reduce the unified management fees of the Portfolios to 0.40% for the High Yield Fixed Income Portfolio, and 0.35% for the High Quality Fixed Income, the BBB Fixed Income and Core Fixed Income Portfolios. CIMCO may discontinue this arrangement at any time but has no present intent to do so. CIMCO has also contractually agreed to reduce the unified management fee to 0.80% for the Midcap Growth Portfolio until February 28, 2005. CIMCO may discontinue this arrangement at any time after February 28, 2005.

The Sub-Advisers

Chartwell, 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312, is a professional investment management firm, and is registered with the SEC as an investment adviser. As of December 31, 2003, Chartwell had discretionary management authority with respect to approximately $6.8 billion of assets. Chartwell serves as the sub-adviser for the Fixed Income Portfolios under a written investment sub-advisory agreement (the “Chartwell Sub-Advisory Agreement”). In addition to providing the sub-advisory services to the Fixed Income Portfolios, Chartwell provides advisory services to pension plans, religious and educational endowments, corporations, 401(k) plans, profit sharing plans and individual investors.

For its services as investment Sub-Adviser to the Fixed Income Portfolios, Chartwell is entitled to receive base investment sub-advisory fees from CIMCO at an annualized rate, based on the daily net assets of each Fixed Income Portfolio, as follows:

High Quality Fixed Income Portfolio	0.15%
BBB Fixed Income Portfolio	0.20%
High Yield Fixed Income Portfolio	0.25%
Core High Quality Fixed Income Portfolio	0.15%

TIP, 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312, is a professional investment management firm founded in March, 1990, and is registered with the SEC as an investment adviser. Robert E. Turner is the Chairman and controlling shareholder of TIP. As of December 31, 2003, TIP had discretionary management authority with respect to approximately $12 billion of assets. TIP serves as the sub-adviser for the Equity Portfolios under a written investment sub-advisory agreement (the “TIP Sub-Advisory Agreement”). In addition to providing the sub-advisory services to the Equity Portfolios, TIP has provided investment advisory services to investment companies since 1992.

For its services as investment Sub-Adviser to the Equity Portfolios, TIP is entitled to receive base investment sub-advisory fees from CIMCO at an annualized rate, based on the daily net assets of each Equity Portfolio, as follows:

Small Cap Core Portfolio	0.50%
MidCap Core Portfolio	0.45%
MidCap Growth Portfolio	0.45%

Board Considerations in Approving the Investment Management and Sub-Advisory Agreements

On January 29, 2004, the Board of Trustees held a meeting to decide, among other things, whether to hire CIMCO to serve as the investment manager to the Portfolios, and whether to approve the respective sub-advisory agreements between CIMCO and each Sub-Adviser. In preparation for the meeting, the Board requested and reviewed a wide variety of information from CIMCO and the Sub-Advisers. The Trustees used this information, as well as information that other Fund service providers submitted to the Board, to help them decide whether to approve the Advisory and each Sub-Advisory Agreement.

Before this meeting, the Board requested and received written materials from CIMCO and the Sub-Advisers about their (a) quality of investment management and other services; (b) investment management personnel; (c) operations and financial condition; (d) brokerage practices (including any soft dollar arrangements) and other investment strategies; (e) the level of the advisory and sub-advisory fees the Portfolios are charged compared with the fees charged to comparable mutual funds or accounts (if any); (f) the Portfolios’ overall fees and operating expenses compared with similar mutual funds; (g) the level of CIMCO’s and the Sub-Advisers’ profitability from their investment management-related operations; (h) CIMCO’s and the Sub-Advisers’ compliance systems; (i) CIMCO’s and the Sub-Advisers’ policies on and compliance procedures for personal securities transactions; (j) CIMCO’s and the Sub-Advisers’ reputation, expertise and resources in domestic financial markets; and (k) the Portfolios’ performance compared with similar funds.

At the meeting, representatives from CIMCO and the Sub-Advisers presented additional oral and written information to the Trustees to help the Trustees evaluate CIMCO’s and the Sub-Advisers’ advisory and sub-advisory fees and other aspects of their respective agreements. Other Portfolio service providers also provided the Board with additional information at the meeting. The Trustees then discussed the written materials that they received before the meeting and CIMCO’s and the Sub-Advisers’ oral presentations and any other information that the Trustees received at the meeting, and deliberated on the approval of the Advisory and Sub-Advisory Agreements in light of this information. In its deliberations, the Trustees did not identify any single piece of information that was all-important or controlling.

Based on the Board’s deliberations and its evaluation of the information described above, the Trustees, including all of the non-interested Trustees, unanimously: (a) concluded that terms of the Advisory and Sub-Advisory Agreements are fair and reasonable; (b) concluded that CIMCO’s and the Sub-Advisers’ fees are reasonable in light of the services that they provide to the Funds they advise; and (c) agreed to approve the Agreements for an initial 2-year term.

Other Service Providers

Sub-Administrator, Transfer Agent and Dividend Paying Agent. PFPC, Inc. (“PFPC”), a Delaware corporation, serves as the sub-administrator for the Trust. It provides general management related services, including those relating to valuation of each Portfolio’s assets. PFPC also acts as the Transfer Agent and Dividend Paying Agent for the Trust. PFPC is located at 400 Bellevue Parkway, Wilmington, Delaware 19808.

Placement Agent. Constellation Investment Distribution Company, Inc. (the “Placement Agent”) acts as placement agent of the Trust. The Placement Agent is an affiliate of CIMCO, and its principal place of business is 1205 Westlakes Drive, Suite 280, Berwyn, Pennsylvania 19312. The Placement Agent is not obligated to distribute a particular number of shares of the Portfolios and receives no compensation for serving as placement agent.

Custodian. PFPC Trust Company (the “Custodian”), a limited purpose trust company incorporated under the laws of Delaware, serves as the primary custodian of the Portfolios’ assets, and may maintain custody of the Portfolios’ assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager. Assets of the Portfolios are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19808.

Auditors and Legal Counsel.

Ernst & Young LLP serves as the independent auditors of the Trust. Its principal business address is 2001 Market Street, Philadelphia, Pennsylvania 19103.

Morgan, Lewis & Bockius LLP, acts as legal counsel to the Trust. Its principal business address is 1701 Market Street, Philadelphia, Pennsylvania 19103.

Fiscal Year

Each Portfolio’s fiscal year ends on December 31st.

COMPUTATION OF YIELD AND TOTAL RETURN

From time to time the Trust may advertise yield and total return of the Portfolios. These figures will be based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns. The yield of a Portfolio refers to the annualized income generated by an investment in the Portfolio over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that 30-day period is generated in each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

Yield = 2[((a-b)/cd + 1)6 - 1] where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The total return of a Portfolio, both before and after taxes, refers to the average compounded rate of return on a hypothetical investment for designated time periods (including but not limited to, the period from which the Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, total return before taxes will be calculated according to the following formula: P (1 + T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return (before taxes); n = number of years; and ERV = ending redeemable value as of the end of the designated time period. Total return after taxes on distributions will be calculated according to the following formula: P (1 + T)n = ATVD, where P = a hypothetical initial payment of $1,000; T = average annual total return (after taxes on distributions); n = number of years; and ATVD = ending redeemable value as of the end of the designated time period, after taxes on Portfolio distributions, but not after taxes on redemption. Total return after taxes on distributions and redemption will be calculated according to the following formula: P (1 + T)n = ATVDR where P = a hypothetical initial payment of $1,000; T = average annual total return (after taxes on distributions); n = number of years; and ATVDR = ending redeemable value as of the end of the designated time period, after taxes on Portfolio distributions and on redemption. Each of the above formulas assumes a hypothetical $1,000 payment made at the beginning of the designated time period.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions may be made through the Transfer Agent on days when the New York Stock Exchange (NYSE) is open for business. Currently, the days on which each Portfolio is closed for business are: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Shares of each Portfolio are offered to qualified investors on a continuous basis.

It is currently the Trust’s policy to pay all redemptions in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by a Portfolio in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions, and may have to pay taxes on capital gains from the sale.

The Portfolios’ net asset value per share is computed once daily, Monday through Friday, as of 4:00 p.m. Eastern Time except when the Portfolio is not open for business, days during which the Portfolio receives no purchase or redemption orders, customer holidays and on days when the NYSE is closed.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the NYSE is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of a Portfolio’s securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of shares of any Portfolio for any period during which the NYSE, CIMCO, the Transfer Agent and/or the Custodian are not open for business.

DETERMINATION OF NET ASSET VALUE

The securities of each Portfolio are valued under the direction of the Administrator. The Administrator or its delegates may use an independent pricing service to obtain valuations of securities. The pricing service relies primarily on prices of actual market transactions as well as on trade quotations obtained from third parties. However, the pricing service may use a matrix system to determine valuations of fixed income securities. This system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures used by the pricing service and its valuation are reviewed by the officers of the Trust under the general supervision of the Trustees.

If market prices are unavailable or believed to be unreliable, the Administrator will make a good faith determination as to the “fair value” of the security using procedures approved by the Trustees.

Some Portfolios may hold portfolio securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolios do not calculate NAV. As a result, the value of these investments may change on days when you cannot purchase or sell Portfolio shares.

Securities with remaining maturities of 60 days or less will be valued by the amortized cost method, which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization of maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by this method, is higher or lower than the price a Portfolio would receive if it sold the instrument.

TAXES

The following is only a summary of certain tax considerations generally affecting the Portfolios and their shareholders. No attempt is made to present a detailed explanation of the federal, state, or local tax treatment of the Portfolios or their shareholders and the discussion here and in the Portfolios’ Prospectus is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors about their own tax situations, including their foreign, state and local tax liabilities.

Federal Income Tax

The following is only a summary of certain additional federal tax considerations generally affecting the Portfolios and their shareholders that are not discussed in the Portfolios’ Prospectus. The discussion of federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

Each Portfolio intends to qualify as a “regulated investment company” (“RIC”) as defined under subchapter M of the Code. By following such a policy, each Portfolio expects to eliminate or reduce to a nominal amount the federal taxes to which it may be subject.

In order to qualify for treatment as a RIC under the Code, each Portfolio must distribute annually to its shareholders at least the sum of 90% of its net interest income excludable from gross income plus 90% of its investment company taxable income (generally, net investment income plus net short-term capital gain) (“Distribution Requirement”) and also must meet several additional requirements. Among these requirements are the following: (i) at least 90% of a Portfolio’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities, or certain other income (including gains from options, futures or forward contracts); (ii) at the close of each quarter of a Portfolio’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities, with such other securities limited, in respect to any one issuer, to an amount that does not exceed 5% of the value of the Portfolio’s assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of a Portfolio’s taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers which are engaged in the same, similar or related trades or business if the Portfolio controls such issuers.

Notwithstanding the Distribution Requirement described above, which requires only that a Portfolio distribute at least 90% of its annual investment company taxable income and does not require any minimum distribution of net capital gain (the excess of net long-term capital gain over net short-term capital loss), the Portfolios will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year 98% of its ordinary income for that year and 98% of its capital gain net income (the excess of short- and long-term capital gains over short-and long-term capital losses) for the one-year period ending on October 31 of that year, plus certain other amounts.

Each Portfolio intends to make sufficient distributions to avoid liability for the federal excise tax. A Portfolio may in certain circumstances be required to liquidate Portfolio investments in order to make sufficient distributions to avoid federal excise tax liability at a time when CIMCO or its Sub-Adviser might not otherwise have chosen to do so, and liquidation of investments in such circumstances may affect the ability of a Portfolio to satisfy the requirements for qualification as a RIC.

Any gain or loss recognized on a sale, exchange or redemption of shares of a Portfolio by a shareholder who is not a dealer in securities will generally, for individual shareholders, be treated as a long-term capital gain or loss if the shares have been held for more than one year, and otherwise will be treated as short term capital gain or loss. However, if shares on which a shareholder has received a net capital gain distribution are subsequently sold, exchanged or redeemed and such shares have been held for six months or less, any loss recognized will be treated as a long-term capital loss to the extent of the net capital gain distribution. Long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed at ordinary income tax rates.

In light of the investment objectives of the Portfolios, other than the Small Cap Core, Midcap Core and Midcap Growth Portfolios, it is not anticipated that these Portfolios will designate significant distributions, if any, eligible for the corporate dividends-received deduction.

Dividends paid by the Small Cap Core, Midcap Core and Midcap Growth Portfolios will be eligible for the dividends-received deduction allowed to corporate shareholders to the extent they are derived from dividends from domestic corporations, subject to certain limitations; however, dividends received by a corporate shareholder which qualify for the dividends-received deduction may not be subject to the alternative minimum tax.

A Portfolio may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by a Portfolio are treated as ordinary income or capital gain, accelerate the recognition of income to a Portfolio and/or defer a Portfolio’s ability to recognize losses. In turn, those rules may affect the amount, timing or character of the income distributed to you by a Portfolio.

If a Portfolio has fewer than 500 persons at any time during a calendar year, for federal income tax purposes, individuals and certain trusts and estates that hold shares in such Portfolio (directly or through a partnership, S corporation or grantor trust) will be treated as receiving an additional dividend equal to their share of certain Portfolio expenses that are treated as “miscellaneous itemized deductions” for federal income tax purposes (including, for example, custodian fees) and as having paid such expenses themselves. Because shareholders which are treated as receiving an additional dividend and as having paid such expenses may deduct such expenses in a taxable year only to the extent that their respective aggregate miscellaneous itemized deductions for the year exceed 2% of their respective adjusted gross income for the year, all or a portion of the above expenses may not be deductible for certain shareholders in certain taxable years.

In certain cases, the Portfolio will be required to withhold at the applicable withholding rate, and remit to the United States Treasury, any distributions paid to a shareholder who (1) has failed to provide a correct taxpayer identification number, (2) is subject to backup withholding by the Internal Revenue Service, (3) has not certified to the Portfolio that such shareholder is not subject to backup withholding, or (4) has not certified that such shareholder is a U.S. person (including a U.S. resident alien).

If any Portfolio fails to qualify as a RIC for any taxable year, it will be taxable at regular corporate rates. In such an event, all distributions (including capital gains distributions) will be taxable as ordinary dividends to the extent of the Portfolio’s current and accumulated earnings and profits, and such distributions may generally be eligible for the corporate dividends-received deduction. The Board reserves the right to terminate a Portfolio’s election as a RIC if it determines such action to be in the best interest of such Portfolio’s shareholders.

State Taxes

Distributions by any Portfolio to shareholders and the ownership of shares may be subject to state and local taxes.

ERISA CONSIDERATIONS

Prudence and Diversification. Before authorizing an investment in shares of a Portfolio, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee

Income Security Act of 1974, as amended, (“ERISA Plans”) should consider (i) whether the investment in such shares satisfies the prudence and diversification requirements of Section 404 of ERISA, (ii) whether such fiduciaries have authority to acquire such shares under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA) and (iii) whether the investment will result in unrelated business taxable income to the plan. If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Accordingly, the Board of Trustees requires all ERISA Plans proposing to invest in a Portfolio to represent, among other things, that: it, and any fiduciaries responsible for the Plan’s investments are aware and understand the Portfolio’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Portfolio was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Portfolio.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments.

Because the Trust is registered as an investment company under the Investment Company Act, the underlying assets of a Portfolio should not be considered to be “plan assets” of any Plan investing in a Portfolio for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code. Thus, neither the Board of Trustees nor any of its affiliates will be fiduciaries with respect to the Plans investing in a Portfolio based solely on the Board of Trustees’ investment management of the Portfolio’s assets.

Decision to Invest in Shares. Certain prospective Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with CIMCO (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan investor. Generally, ERISA prohibits (and the Code penalizes) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration. Accordingly, fiduciaries of Plans will be required to represent that the decision to invest in a Portfolio was made by a fiduciary independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Portfolio.

In short, it is the responsibility of any fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the shares of a Portfolio to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in a Portfolio should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code.

PORTFOLIO TRANSACTIONS

CIMCO and each Sub-Adviser (each, an “Adviser”) is authorized to select brokers and dealers to effect securities transactions for the Portfolios. Each Adviser will seek to obtain the most favorable net results by taking into account various factors, including price, commission, size of the transactions and difficulty of executions, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. While each Adviser generally seeks reasonably competitive spreads or commissions, a Portfolio will not necessarily be paying the lowest spread or commission available. Each Adviser seeks to select brokers or dealers that offer a Portfolio best price and execution or other services that benefit the Portfolios.

Each Adviser may, consistent with the interests of the Portfolios, select brokers on the basis of the research services provided to the Adviser. Such services may include analyses of the business or prospects of a company, industry or economic sector, or statistical and pricing services. Information so received by an Adviser will be in addition to and not in lieu of the services required to be performed by the Adviser under the Advisory Agreement. If, in the judgment of an Adviser, a Portfolio or other accounts managed by the Adviser will be benefited by supplemental research services, the Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. These research services include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing of analyses and reports concerning issuers, securities or industries; providing information on economic factors and trends; assisting in determining portfolio strategy; providing computer software used in security analyses; and providing portfolio performance evaluation and technical market analyses. The expenses of an Adviser will not necessarily be reduced as a result of the receipt of such supplemental information, such services may not be used exclusively, or at all, with respect to a Portfolio or account generating the brokerage, and there can be no guarantee that the Adviser will find all of such services of value in advising that Portfolio.

It is not the Portfolios’ practice to allocate brokerage or principal business on the basis of sales of its shares made through broker-dealers. However, an Adviser may place portfolio orders with qualified broker-dealers who recommend a Portfolio’s shares to clients, and may, when a number of brokers and dealers can provide best net results on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker-dealers.

The Portfolios may execute brokerage or other agency transactions through the Placement Agent, which is a registered broker-dealer, for a commission in conformity with the 1940 Act, the Securities Exchange Act of 1934 and rules promulgated by the SEC. Under these provisions, the Placement Agent is permitted to receive and retain compensation for effecting portfolio transactions for a Portfolio on an exchange if a written contract is in effect between the Trust and the Placement Agent expressly permitting the Placement Agent to receive and retain such compensation. These rules further require that commissions paid to the Placement Agent by a

Portfolio for exchange transactions not exceed “usual and customary” brokerage commissions. The rules define “usual and customary” commissions to include amounts that are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.” The Trustees, including those who are not “interested persons” of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Placement Agent and will review these procedures periodically.

For the fiscal year ended December 31, 2001, 2002 and 2003, each Portfolio’s turnover rate were as follows:

Portfolio Turnover Rate
	2001	2002	2003
High Quality Fixed Income	*	*	*
BBB Fixed Income	*	*	*
High Yield Fixed Income	*	*	*
Core Fixed Income	*	*	*
Small Cap Core	*	*	*
Midcap Core	*	*	141%
Midcap Growth	*	*	*

* Not in operation during the period.

The brokerage commissions paid by each Portfolio for the fiscal years ended December 31, 2001, 2002 and 2003 were as follows:

Total Dollar Amount of Brokerage Commissions Paid
	2001	2002	2003
High Quality Fixed Income	*	*	*
BBB Fixed Income	*	*	*
High Yield Fixed Income	*	*	*
Core Fixed Income	*	*	*
Small Cap Core	*	*	*
Midcap Core	*	*	$1,684
Midcap Growth	*	*	*

* Not in operation during the period.

The brokerage commissions paid by each Portfolio to the Placement Agent for the fiscal years ended December 31, 2001, 2002 and 2003 were as follows:

Total Dollar Amount of Brokerage Commissions
Paid to the Distributor
	2001	2002	2003
High Quality Fixed Income	*	*	*
BBB Fixed Income	*	*	*
High Yield Fixed Income	*	*	*
Core Fixed Income	*	*	*
Small Cap Core	*	*	*
Midcap Core	*	*	$904
Midcap Growth	*	*	*

* Not in operation during the period.

For the fiscal year ended December 31, 2003, the percentage of brokerage commissions paid by each Portfolio to the Placement Agent, and the percentage of each Portfolio’s aggregate dollar amount of transactions involving the payment of commissions effected through the broker were as follows:

Percentage of Fund
Transactions
	Percentage of	Involving Commission
	Commissions Paid to	Payments to
	Distributor	Distributor
High Quality Fixed Income	*	*
BBB Fixed Income	*	*
High Yield Fixed Income	*	*
Core Fixed Income	*	*
Small Cap Core	*	*
Midcap Core	54%	*
Midcap Growth	*	*

* Not in operation during the period.

The total amount of securities of Broker/Dealers held by each Portfolio for the fiscal year ended December 31, 2003 were as follows:

Total Amount of
Securities Held by
Fund	Name of Broker/Dealer	Fund	Type of Security
High Quality Fixed Income	*	*	*
BBB Fixed Income	*	*	*
High Yield Fixed Income	*	*	*
Core Fixed Income	*	*	*
Small Cap Core	*	*	*

		Total Amount of
		Securities Held by
Fund	Name of Broker/Dealer	Fund	Type of Security
Midcap Core	N/A	$0	N/A
Midcap Growth	*	*	*

* Not in operation during the period.

VOTING

Each share held entitles the shareholder of record to one vote for each whole share owned, and a proportional fractional vote for each fractional share owned. Shares issued by each Portfolio have no preemptive, conversion, or subscription rights. Each Portfolio, as a separate series of the Trust, votes separately on matters affecting only that Portfolio. Voting rights are not cumulative. As a Delaware business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances.

In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

Where the Trust’s Prospectus or Statement of Additional Information state that an investment limitation or a fundamental policy may not be changed without shareholder approval, such approval means the vote of (i) 67% or more of the affected Portfolio’s shares present at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the affected Portfolio’s outstanding shares, whichever is less.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of portfolios and shares of each portfolio. Each share of a Portfolio represents an equal proportionate interest in that Portfolio with each other share. Upon liquidation, shares are entitled to a pro rata share in the net assets of the Portfolio. The Declaration of Trust provides that the Trustees of the Trust may create additional series of shares or separate classes of Portfolios. All consideration received by the Trust for shares of any Portfolio and all assets in which such consideration is invested would belong to that Portfolio and would be subject to the liabilities related thereto. Share certificates representing shares will not be issued.

LIMITATION OF TRUSTEES’ LIABILITY

The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisers, shall not be liable for any neglect or wrongdoing of any such person. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

CODE OF ETHICS

The Board of Trustees of the Trust has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. In addition, the Investment Adviser, each Sub-Adviser and Placement Agent have adopted Codes of Ethics pursuant to Rule 17j-1. These Codes of Ethics apply to the personal investing activities of Trustees, officers, and certain employees (“access persons”). Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons. Under each Code of Ethics, access persons are permitted to invest in securities (including securities that may be purchased or held by a Fund), but are required to report their personal securities transactions for monitoring purposes. In addition, certain access persons are required to obtain approval before investing in initial public offerings or private placements. Copies of these Codes of Ethics are on file with the SEC, and are available to the public.

PROXY VOTING

The Board of Trustees of the Trust has delegated responsibility for decisions regarding proxy voting for securities held by each Portfolio to CIMCO and its Sub-Adviser(s). Generally, the Sub-Adviser will vote such proxies in accordance with its proxy policies and procedures, which are included in Appendix B to this SAI. If a Portfolio does not have a Sub-Adviser, CIMCO will vote such proxies in accordance with its proxy policies and procedures, which are included in Appendix B to this SAI. The Board of Trustees will periodically review each Portfolio’s proxy voting record.

Beginning in 2004, the Trust will be required to disclose annually each Portfolio’s complete proxy voting record on new Form N-PX. The first filing of Form N-PX will cover the period from July 1, 2003 through June 30, 2004, and is due no later than August 31, 2004. Once filed, Form N-PX for each Portfolio will be available upon request by calling 1-866-242-5743 or by writing to the Trust at 1205 Westlakes Drive, Suite 280, Berwyn PA 19312. Each Portfolio’s Form N-PX will also be available on the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of December 31, 2003, the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owners) of 5% or more of the shares of each Portfolio.

			Percentage
			of
	Name and Address	Number of	Portfolio’s
Portfolio	of Beneficial Owner	Shares	Shares
Midcap Core Portfolio	Thomas J. and Lucille M. DiBella One Jeffes Lane Canton, CT 06019	10,965	41.66%

	Kenneth W. and Charise M. Gainey 160 Farmcliff Drive Glastonbury, CT 06033	7,675	29.17%

	Ronald and Martha Clarke 477 Simsbury Road Bloomfield, CT 06002	5,483	20.83%

	Thomas R. and Melissa M. Trala 401 Dutton Mill Road Malvern, PA 19355	2,193	8.33%

FINANCIAL STATEMENTS

The Westlakes Institutional Portfolios’ Financial Statements for the fiscal year ended December 31, 2003, including the Report of Independent Accountants, are included in the Trust’s most recent Annual Report to Shareholders and are incorporated into this SAI by reference. The Annual Report may be obtained free of charge by calling the Trust at 1-800-304-2459 or by writing to the Trust at 1205 Westlakes Drive, Suite 280, Berwyn, PA 19312. You may also obtain the Annual or Semi-Annual Reports, as well as other information about Westlakes Institutional Portfolios, from the EDGAR Database on the SEC’s website http://www.sec.gov.

APPENDIX A

DESCRIPTION OF CORPORATE BOND RATINGS

Description of Moody’s Long-Term Ratings

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa	Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Appendix- Page 1

C	Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Description of Standard & Poor’s Long-Term Ratings

Investment Grade

AAA	Debt rated ‘AAA’ has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA	Debt rated ‘AA’ has a very strong capacity to pay interest and repay principal and differs from the highest rated debt only in small degree.

A	Debt rated ‘A’ has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB	Debt rated ‘BBB’ is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Speculative Grade

Debt rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. ‘BB’ indicates the least degree of speculation and ‘C’ the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB	Debt rated ‘BB’ has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The ‘BB’ rating category is also used for debt subordinated to senior debt that is assigned an actual or implied ‘BBB-’ rating.

B	Debt rate ‘B’ has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The ‘B’ rating category also is used for debt subordinated to senior debt that is assigned an actual or implied ‘BB’ or ‘BB-’ rating.

Appendix- Page 2

CCC	Debt rated ‘CCC’ has a current identifiable vulnerability to default, and is dependent on favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The ‘CCC’ rating category also is used for debt subordinated to senior debt that is assigned an actual or implied ‘B’ or ‘B-’ rating.

CC	The rating ‘CC’ is typically applied to debt subordinated to senior debt which is assigned an actual or implied ‘CCC’ rating.

C	The rating ‘C’ is typically applied to debt subordinated to senior debt which is assigned an actual or implied ‘CCC-’ debt rating. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

CI	Debt rated ‘CI’ is reserved for income bonds on which no interest is being paid.

D	Debt is rated ‘D’ when the issue is in payment default, or the obligor has filed for bankruptcy. The ‘D’ rating is used when interest or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Description of Fitch’s Long-Term Ratings

Investment Grade Bond

AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated ‘AAA’. Because bonds rated in the ‘AAA’ and ‘AA’ categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated ‘F-1+’.

A	Bonds considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Appendix- Page 3

Speculative Grade Bond

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D:

Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. ‘DDD’ represents the highest potential for recovery on these bonds, and ‘D’ represents the lowest potential for recovery.

Appendix- Page 4

APPENDIX B

Proxy Voting Policies

CONSTELLATION INVESTMENT MANAGEMENT COMPANY L.P.

Proxy Voting Policy and Procedures

Constellation Investment Management Company L.P. (CIMCO), acts as a fiduciary in relation to clients and the assets entrusted by them to its management. Where the assets placed in CIMCO’s care include shares of corporate stock, and except where the client has expressly reserved to itself the duty to vote proxies, it is CIMCO’s duty as a fiduciary to vote all proxies relating to such shares.

Duties with Respect to Proxies:

CIMCO has an obligation to vote all proxies appurtenant to shares of corporate stock owned by its client accounts in the best interests of those clients. In voting these proxies, CIMCO may not be motivated by, or subordinate the client’s interests to, its own objectives or those of persons or parties unrelated to the client. CIMCO will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by its client accounts and received by it. CIMCO shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.

Since CIMCO primarily invests client assets using the assistance of multiple sub-advisers and does not directly manage or control client assets on a day-to-day basis, CIMCO does not anticipate there being any company meetings at which it is expected to vote shares or other interests held (or controlled) by it for the benefit of its clients. However, where client holdings include voting securities, a meeting of holders of such securities is convened, and CIMCO is expected to vote the proxies because of the absence of a sub-adviser or otherwise, CIMCO will take the following steps to carry out its fiduciary duties as to the client(s) and its assets:

A.	CIMCO will track all such shareholder meetings, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned in client accounts are voted in accordance with such determinations.

B.	CIMCO will look primarily to research received from, or delegate all or certain aspects of the proxy voting process to, Institutional Shareholder Services. ISS is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

C.	CIMCO will periodically review the methods used by ISS to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. CIMCO will periodically satisfy itself that ISS operates a system reasonably designed to identify all such meetings and to provide CIMCO with timely notice of the date, time and place of such meetings.

Appendix - Page 1

D.	CIMCO will further review the principles and procedures employed by ISS in making recommendations on voting proxies on each issue presented, and will satisfy itself that ISS’s recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests.

E.	Notwithstanding its belief that ISS’s recommendations are consistent with the best interests of shareholders and appropriate to be implemented for CIMCO’s client accounts, CIMCO has the right and the ability to depart from a recommendation made by ISS as to a particular vote, slate of candidates or otherwise, and can direct ISS to vote all or a portion of the shares owned for client accounts in accordance with its preferences. ISS will vote any such shares subject to that direction in strict accordance with all such instructions.

Conflicts of Interest:

CIMCO is affiliated with JPMorgan, a company whose stock is publicly traded. Further, companies may engage CIMCO, either directly or through their pension committee or otherwise, to manage assets on their behalf, and such companies may also issue publicly traded securities that are eligible for purchase by CIMCO client accounts..

While CIMCO believes that such circumstances generally will not present conflict of interest dangers for the firm or its clients, in order to avoid even the appearance of a conflict of interest, CIMCO has taken or will take the following steps: (i) CIMCO does not select stocks for client accounts, and will not do in such a way as to cause its client accounts to own, hold or otherwise transact in shares of JPMorgan; and (ii) the officers of CIMCO will determine, by surveying the firm’s employees or otherwise, whether CIMCO, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer’s pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the firm will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence its decision to provide direction to ISS on a given vote or issue. Further to that end, CIMCO will adhere to all recommendations made by ISS in connection with all shares issued by such companies and held in CIMCO client accounts, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review. CIMCO will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of its clients.

Obtaining Proxy Voting Information:

To obtain information on how CIMCO voted proxies, please contact:

Constellation Investment Management Company L.P.

Appendix - Page 2

Attention: Vice President

Recordkeeping:

CIMCO shall retain its (i) proxy voting policies and procedures; (ii) proxy statements received regarding client statements; (iii) records or votes it casts on behalf of clients; (iv) records of client requests for proxy voting information, and (v) any documents prepared by CIMCO that are material in making a proxy voting decision. Such records may be maintained with a third party, such as ISS, that will provide a copy of the documents promptly upon request.

Adopted: This         day of       , 2004

Appendix - Page 3

TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT, LLC
TURNER INVESTMENT ADVISORS, LLC

Proxy Voting Policy and Procedures

Turner Investment Partners, Inc., as well as its two investment advisory affiliates, Turner Investment Management, LLC and Turner Investment Advisors, LLC (collectively, Turner), act as fiduciaries in relation to their clients and the assets entrusted by them to their management. Where the assets placed in Turner’s care include shares of corporate stock, and except where the client has expressly reserved to itself or another party the duty to vote proxies, it is Turner’s duty as a fiduciary to vote all proxies relating to such shares.

Duties with Respect to Proxies:

Turner has an obligation to vote all proxies appurtenant to shares of corporate stock owned by its client accounts in the best interests of those clients. In voting these proxies, Turner may not be motivated by, or subordinate the client’s interests to, its own objectives or those of persons or parties unrelated to the client. Turner will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by its client accounts and received by Turner. Turner shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond. Delegation:

In order to carry out its responsibilities in regard to voting proxies, Turner must track all shareholder meetings convened by companies whose shares are held in Turner client accounts, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned in client accounts are voted in accordance with such determinations.

Consistent with these duties, Turner has delegated certain aspects of the proxy voting process to Institutional Shareholder Services, and its Proxy Voting Service (PVS) subsidiary. PVS is a separate investment adviser registered under the Investment Advisers Act of 1940, as amended. Under an agreement entered into with Turner, PVS has agreed to vote proxies in accordance with recommendations developed by PVS and overseen by Turner, except in those instances where Turner has provided it with different direction.

Review and Oversight:

Turner has reviewed the methods used by PVS to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. Turner has satisfied itself that PVS operates a system reasonably designed to identify all such meetings and to provide Turner with timely notice of the date, time and place of such meetings. Turner has further reviewed the principles and procedures employed by PVS in making recommendations on voting proxies on each issue presented, and has satisfied itself that PVS’s recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests. Turner, either

Appendix - Page 4

directly or through its duly-constituted Proxy Committee, shall review its determinations as to PVS at least annually.

Notwithstanding its belief that PVS’s recommendations are consistent with the best interests of shareholders and appropriate to be implemented for Turner’s client accounts, Turner has the right and the ability to depart from a recommendation made by PVS as to a particular vote, slate of candidates or otherwise, and can direct PVS to vote all or a portion of the shares owned for client accounts in accordance with Turner’s preferences. PVS is bound to vote any such shares subject to that direction in strict accordance with all such instructions. Turner, through its Proxy Committee, reviews on a monthly basis the overall shareholder meeting agenda, and seeks to identify shareholder votes that warrant further review based upon either (i) the total number of shares of a particular company stock that Turner holds for its clients accounts, or (ii) the particular subject matter of a shareholder vote, such as board independence or shareholders’ rights issues. In determining whether to depart from a PVS recommendation, the Turner Proxy Committee looks to its view of the best interests of shareholders, and provides direction to PVS only where in Turner’s view departing from the PVS recommendation appears to be in the best interests of Turner’s clients as shareholders. The Proxy Committee keeps minutes of its determinations in this regard.

Conflicts of Interest:

Turner stock is not publicly traded, and Turner is not otherwise affiliated with any issuer whose shares are available for purchase by client accounts. Further, no Turner affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by client accounts.

Where a client of Turner is a publicly traded company in its own right, Turner may be restricted from acquiring that company’s securities for the client’s benefit. Further, while Turner believes that any particular proxy issues involving companies that engage Turner, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the firm or its clients, in order to avoid even the appearance of a conflict of interest, the Proxy Committee will determine, by surveying the Firm’s employees or otherwise, whether Turner, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer’s pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the Proxy Committee will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence Turner’s or the Committee’s decision to provide direction to PVS on a given vote or issue. Further to that end, Turner will adhere to all recommendations made by PVS in connection with all shares issued by such companies and held in Turner client accounts, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review by the Proxy Committee. Turner will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of its clients. Obtaining Proxy Voting Information:

Appendix - Page 5

To obtain information on how Turner voted proxies, please contact:

John H. Grady, Chief Operating Officer, or
Andrew Mark, Director of Operations
and Technology Administration
C/o Turner Investment Partners, Inc.
1205 Westlakes Drive, Suite 100
Berwyn, PA 19312

Recordkeeping:

Turner shall retain its (i) proxy voting policies and procedures; (ii) proxy statements received regarding client statements; (iii) records or votes it casts on behalf of clients; (iv) records of client requests for proxy voting information, and (v) any documents prepared by Turner that are material in making a proxy voting decision. Such records may be maintained with a third party, such as PVS, that will provide a copy of the documents promptly upon request.

Adopted: This 1st day of July, 2003

Appendix - Page 6

CHARTWELL INVESTMENT PARTNERS

Proxy Voting Policies and Procedures

Adopted April 11, 1997

As Amended June 24, 2003

     Purpose. Chartwell Investment Partners (.Chartwell.) has adopted these Proxy Voting Policies and Procedures (.Policies.) to seek to ensure that it exercises voting authority on behalf of Chartwell clients in a manner consistent with the best interests of each client and its agreement with the client.

     Scope. These Policies apply where clients have delegated the authority and responsibility to Chartwell to decide how to vote proxies. Chartwell does not accept or retain authority to vote proxies in accordance with individual client guidelines. Clients that wish to arrange to vote proxies in accordance with their own guidelines may elect to do so at any time by notifying Chartwell. Chartwell generally will follow these Policies if asked to make recommendations about proxy voting to clients who request that advice but have not delegated proxy voting responsibility to Chartwell.

Guiding Principles. Chartwell believes that voting proxies in the best interests of each client means making a judgment as to what voting decision is most likely to maximize total return to the client as an investor in the securities being voted, and casting the vote accordingly. For this reason, Chartwell.s evaluation of the possible impact of a proxy vote on the economic interests of company shareholders similarly situated to Chartwell.s clients will be the primary factor governing Chartwell.s proxy voting decisions.

Use of Independent Proxy Voting Service. Chartwell has retained Institutional Shareholder Services, Inc., (.ISS.) an independent proxy voting service, to assist it in analyzing specific proxy votes with respect to securities held by Chartwell clients and to handle the mechanical aspects of casting votes. Historically, Chartwell has placed substantial reliance on ISS. analyses and recommendations and generally gives instructions to ISS to vote proxies in accordance with ISS. recommendations, unless Chartwell reaches a different conclusion than ISS about how a particular matter should be voted. ISS proxy voting recommendations typically are made available to Chartwell about a week before the proxy must be voted, and are reviewed and monitored by members of the Proxy Voting Committee (and, in certain cases, by Chartwell portfolio managers), with a view to determining whether it is in the best interests of Chartwell.s clients to vote proxies as recommended by ISS, or whether client proxies should be voted on a particular proposal in another manner.

Administration of Policies. Chartwell has established a Proxy Voting Committee to oversee and administer the voting of proxies on behalf of clients, comprised of approximately five representatives of the firm.s compliance and operations departments. The Committee.s responsibilities include reviewing and updating these Policies as may be appropriate from time to time; identifying and resolving any material conflicts of interest on the part of Chartwell or its personnel that may affect particular proxy votes; evaluating and monitoring,

Appendix - Page 7

on an ongoing basis, the analyses, recommendations and other services provided by ISS or another third party retained to assist Chartwell in carrying out its proxy voting responsibilities; when deemed appropriate by the Committee, consulting with Chartwell portfolio managers and investment professionals on particular proposals or categories of proposals presented for vote; and determining when and how client proxies should be voted other than in accordance with the general rules and criteria set forth in Chartwell.s Proxy Voting Guidelines or with the recommendations of ISS or another independent proxy voting service retained by Chartwell.

Conflicts of Interest. It is Chartwell.s policy not to exercise its authority to decide how to vote a proxy if there is a material conflict of interest between Chartwell.s interests and the interests of the client that owns the shares to be voted that could affect the vote on that matter. To seek to identify any such material conflicts, a representative of the Proxy Voting Committee screens all proxies and presents any potential conflicts identified to the Committee for determination of whether the conflict exists and if so, whether it is material.

Conflicts of interest could result from a variety of circumstances, including, but not limited to, significant personal relationships between executive officers of an issuer and Chartwell personnel, a current or prospective investment adviser-client relationship between an issuer or a pension plan sponsored by an issuer and Chartwell, a significant ownership interest by Chartwell or its personnel in the issuer and various other business, personal or investment relationships. Generally, a current or prospective adviser-client relationship will not be considered material for these purposes if the net advisory revenues to Chartwell have not in the most recent fiscal year and are not expected in the current fiscal year to exceed 1/2 of 1 percent of Chartwell.s annual advisory revenue.

In the event the Committee determines that there is a material conflict of interest that may affect a particular proxy vote, Chartwell will not make the decision how to vote the proxy in accordance with these Policies unless the Policies specify how votes shall be cast on that particular type of matter, i.e., .for. or .against. the proposal. Where the Policies provide that the voting decision will be made on a .case-by-case. basis, Chartwell will either request the client to make the voting decision, or the vote will be cast in accordance with the recommendations of ISS or another independent proxy voting service retained by Chartwell for that purpose. Chartwell also will not provide advice to clients on proxy votes without first disclosing any material conflicts to the client requesting such advice.

When Chartwell Does Not Vote Proxies. Chartwell may not vote proxies respecting client securities in certain circumstances, including, but not limited to, situations where (a) the securities are no longer held in a client.s account; (b) the proxy and other relevant materials are not received in sufficient time to allow analysis or an informed vote by the voting deadline; (c) Chartwell concludes that the cost of voting the proxy will exceed the expected potential benefit to the client; or (d) the securities have been loaned out pursuant to a client.s securities lending program and are unavailable to vote.

Proxy Voting Guidelines

Generally, Chartwell votes all proxies in accordance with the following guidelines. These guidelines may be changed or supplemented from time to time. Votes on matters not covered by these guidelines will be determined in accordance with the principles set forth above. Client

Appendix - Page 8

guidelines may be inconsistent with these guidelines and may cause Chartwell to vote differently for different clients on the same matter.

I. The Board of Directors

A. Director Nominees in Uncontested Elections

Vote on a case-by-case basis for director nominees, examining the following factors:

•	long-term corporate performance record of the company.s stock relative to a market index;

•	composition of board and key board committees;

•	nominee.s attendance at meetings (past two years);

•	nominee.s investment in the company;

•	whether a retired CEO of the company sits on the board; and

•	whether the board chairman is also serving as the company.s CEO.

In certain cases, and when information is readily available, we also review:

•	corporate governance provisions and takeover activity;

•	board decisions regarding executive pay;

•	board decisions regarding majority-supported shareholder proposals in back-to-back years;

•	director compensation;

•	number of other board seats held by nominee; and

•	interlocking directorships.

B. Chairman and CEO are the Same Person

Vote on a case-by-case basis proposals that would require the positions of chairman and CEO to be held by different persons. Voting decisions will take into account whether or not most of the following factors are present:

•	designated lead director, appointed from the ranks of the independent board members with clearly delineated duties;

•	majority of independent directors;

•	all-independent key committees;

•	committee chairpersons nominated by the independent directors;

•	CEO performance is reviewed annually by a committee of outside directors;

•	Established governance guidelines.

C. Majority of Independent Directors

Vote on a case-by-case basis proposals that the board be comprised of a majority of independent directors.

Appendix - Page 9

Vote for proposals that request that the board audit, compensation and/or nominating committees include independent directors exclusively.

D. Stock Ownership Requirements

Vote against proposals requiring directors to own a minimum amount of company stock in order to qualify as a director, or to remain on the board.

E. Term of Office

Vote against proposals to limit the tenure of outside directors.

F. Director and Officer Indemnification and Liability Protection

Vote on a case-by-case basis proposals concerning director and officer indemnification and liability protection.

Vote against proposals to limit or eliminate entirely director and officer liability for monetary damages for violating the duty of care.

Vote against indemnification proposals that would expand coverage beyond just legal expenses to include coverage for acts or omissions, such as gross negligence or worse, that are more serious violations of fiduciary obligations than mere carelessness.

Vote for only those proposals that provide such expanded coverage in cases when a director.s or officer.s legal defense was unsuccessful if: (1) the director or officer was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (2) only if the director.s legal expenses would be covered.

G. Charitable Contributions

Vote against proposals to eliminate, direct or otherwise restrict charitable contributions.

II. Proxy Contests

A. Director Nominees in Contested Elections

Vote on a case-by-case basis when the election of directors is contested, examining the following factors:

•	long-term financial performance of the company relative to its industry;

•	management.s track record;

•	background to the proxy contest;

•	qualifications of director nominees (both slates);

•	evaluation of what each side is offering shareholders, as well as the likelihood that the proposed objectives and goals can be met; and

Appendix - Page 10

•	stock ownership positions of director nominees.

     B. Reimburse Proxy Solicitation Expenses

Vote on a case-by-case basis proposals to provide full reimbursement of expenses for dissidents waging a proxy contest.

III. Auditors

Ratifying Auditors

Vote for proposals to ratify auditors, unless it appears that: an auditor has a financial interest in or association with the company that impairs the auditor.s independence; or there is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company.s financial position.

Vote against auditors and withhold votes from Audit Committee members if:

Non-audit (.all other.) fees > audit and audit-related fees + permissible tax fees

• Audit fees (includes statutory audits, comfort letters, attest services, consents, and review of filings with SEC)

• Audit-related fees (includes employee benefit plan audits, due diligence related to M&A, audits in connection with acquisitions, internal control reviews, consultation on financial accounting and reporting standards)

• Tax fees* [includes tax compliance (tax returns, claims for refunds and tax payment planning) and tax consultation and planning (assistance with tax audits and appeals, tax advice relating to M&A, employee benefit plans and requests for rulings or technical advice from taxing authorities)]

• All other fees

Vote on a case-by-case basis proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services) taking into account

• Whether the non-audit fees are excessive (per the formula above) and

• Whether the company has policies and procedures in place to limit non-audit services or otherwise prevent conflicts of interest.

Vote for proposals asking for audit firm rotation unless the rotation period is so short (less than five years) that it would be unduly burdensome to the company.

IV. Proxy Contest Defenses

A. Board Structure: Staggered vs. Annual Elections

Vote against proposals to classify the board.

Vote for proposals to repeal classified boards and to elect all directors annually.

B. Shareholder Ability to Remove Directors

Appendix - Page 11

Vote against proposals that provide that directors may be removed only for cause.

Vote for proposals to restore shareholder ability to remove directors with or without cause.

Vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote for proposals that permit shareholders to elect directors to fill board vacancies.

C. Cumulative Voting

Vote against proposals to eliminate cumulative voting.

Vote for proposals to permit cumulative voting.

D. Shareholder Ability to Call Special Meetings

Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

Vote for proposals that remove restrictions on the right of shareholders to act independently of management.

E. Shareholder Ability to Act by Written Consent

Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote for proposals to allow or make easier shareholder action by written consent.

F. Shareholder Ability to Alter the Size of the Board

Vote for proposals that seek to fix the size of the board.

Vote against proposals that give management the ability to alter the size of the board without shareholder approval.

V. Tender Offer Defenses

A. Poison Pills

Vote for proposals that ask a company to submit its poison pill for shareholder ratification.

Vote on a case-by-case basis proposals to redeem a company.s poison pill.

Vote on a case-by-case basis management proposals to ratify a poison pill.

Appendix - Page 12

B. Fair Price Provisions

Vote on a case-by-case basis when examining fair price proposals, taking into consideration whether the shareholder vote requirement embedded in the provision is no more than a majority of disinterested shares.

Vote for proposals to lower the shareholder vote requirement in existing fair price provisions.

C. Greenmail

Vote for proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company.s ability to make greenmail payments.

Vote on a case-by-case basis anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

D. Pale Greenmail

Vote on a case-by-case basis restructuring plans that involve the payment of pale greenmail.

E. Unequal Voting Rights

Vote against dual class exchange offers.

Vote against dual class recapitalizations.

F. Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

     Vote against management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

     Vote for proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

     G. Supermajority Shareholder Vote Requirement to Approve Mergers

     Vote against management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

     Vote for proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

     H. White Squire Placements

     Vote for proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

VI. Miscellaneous Governance Provisions

Appendix - Page 13

A. Confidential Voting

     Vote for proposals that request corporations to adopt confidential voting, use independent tabulators and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: In the case of a contested election, management is permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

     Vote for management proposals to adopt confidential voting.

     B. Equal Access

     Vote for proposals that would allow significant company shareholders equal access to management.s proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

     C. Bundled Proposals

     Vote on a case-by-case basis bundled or .conditioned. proxy proposals. In the case of items that are conditioned upon each other, we examine the benefits and costs of the packaged items. In instances when we believe the joint effect of the conditioned items is not in shareholders. best interests, we vote against the proposals. If the combined effect is positive, we support such proposals.

     D. Shareholder Advisory Committees

     Vote on a case-by-case basis proposals to establish a shareholder advisory committee.

VII. Capital Structure

A. Common Stock Authorization

     Vote on a case-by-case basis proposals to increase the number of shares of common stock authorized for issue.

     Vote against proposed common stock authorizations that increase the existing authorization by more than 100% unless a clear need for the excess shares is presented by the company.

     B. Stock Distributions: Splits and Dividends

     Vote for management proposals to increase common share authorization for a stock split, provided that the split does not result in an increase of authorized but unissued shares of more than 100% after giving effect to the shares needed for the split.

     C. Reverse Stock Splits

Appendix - Page 14

     Vote for management proposals to implement a reverse stock split, provided that the reverse split does not result in an increase of authorized but unissued shares of more than 100% after giving effect to the shares needed for the reverse split.

     D. Blank Check Preferred Authorization

     Vote for proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights.

     Vote on a case-by-case basis proposals that would authorize the creation of new classes of preferred stock with unspecified voting, conversion, dividend and distribution, and other rights.

     Vote on a case-by-case basis proposals to increase the number of authorized blank check preferred shares.

     E. Proposals Regarding Blank Check Preferred Stock

     Vote for proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

     F. Adjust Par Value of Common Stock

     Vote for management proposals to reduce the par value of common stock.

     G. Preemptive Rights

     Vote on a case-by-case basis proposals to create or abolish preemptive rights. In evaluating proposals on preemptive rights, we look at the size of a company and the characteristics of its shareholder base.

     H. Debt Restructurings

     Vote on a case-by-case basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan. We consider the following issues:

     • Dilution . How much will ownership interest of existing shareholders be reduced, and how extreme will dilution to any future earnings be?

     • Change in Control – Will the transaction result in a change in control of the company?

     • Bankruptcy . Is the threat of bankruptcy, which would result in severe losses in shareholder value, the main factor driving the debt restructuring?

     Generally, we approve proposals that facilitate debt restructurings unless there are clear signs of self-dealing or other abuses.

Appendix - Page 15

     I. Share Repurchase Programs

     Vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

VIII. Executive and Director Compensation

     In general, we vote on a case-by-case basis on executive and director compensation plans, with the view that viable compensation programs reward the creation of stockholder wealth by having a high payout sensitivity to increases in shareholder value.

     In evaluating a pay plan, we measure its dilutive effect both on shareholder wealth and on voting power. We value equity-based compensation along with cash components of pay. We estimate the present value of short- and long-term incentives, derivative awards, and cash/bonus compensation . which enables us to assign a dollar value to the amount of potential shareholder wealth transfer.

     Our vote is based, in part, on a comparison of company-specific adjusted allowable dilution cap and a weighted average estimate of shareholder wealth transfer and voting power dilution. Administrative features are also factored into our vote. For example, our policy is that the plan should be [administered] do you mean overseen? Who would be disinterested other than the independent directors, and they shouldn’t be administering. by a committee of [disinterested persons] independent directors; insiders should not serve on compensation committees.

     Other factors, such as repricing underwater stock options without shareholder approval, would cause us to vote against a plan. Additionally, in some cases we would vote against a plan deemed unnecessary.

     A. OBRA-Related Compensation Proposals

     . Amendments that Place a Cap on Annual Grant or Amend Administrative Features

     Vote for plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

     . Amendments to Added Performance-Based Goals

     Vote for amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

     . Amendments to Increase Shares and Retain Tax Deductions Under OBRA

     Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a case-by-case basis.

Appendix - Page 16

     . Approval of Cash or Cash-and-Stock Bonus Plans

     Vote for cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

     B. Proposals to Limit Executive and Director Pay

     Vote on a case-by-case basis all proposals that seek additional disclosure of executive and director pay information.

     Vote on a case-by-case basis all other proposals that seek to limit executive and director pay.

     Vote for proposals to expense options, unless the company has already publicly committed to expensing options by a specific date.

     C. Golden and Tin Parachutes

     Vote for proposals to have golden and tin parachutes submitted for shareholder ratification.

     Vote on a case-by-case basis all proposals to ratify or cancel golden or tin parachutes.

D. Employee Stock Ownership Plans (ESOPs)

     Vote for proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is .excessive. (i.e., generally greater than 5% of outstanding shares).

     E. 401(k) Employee Benefit Plans

     Vote for proposals to implement a 401(k) savings plan for employees.

IX. State of Incorporation

A. Voting on State Takeover Statutes

     Vote on a case-by-case basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

     B. Voting on Reincorporation Proposals

     Vote on a case-by-case basis proposals to change a company.s state of incorporation.

X. Mergers and Corporate Restructurings

A. Mergers and Acquisitions

Appendix - Page 17

     Vote on a case-by-case basis proposals related to mergers and acquisitions, taking into account at least the following:

     • anticipated financial and operating benefits;

     • offer price (cost vs. premium);

     • prospects of the combined companies;

     • how the deal was negotiated; and

     • changes in corporate governance and their impact on shareholder rights.

     B. Corporate Restructuring

     Vote on a case-by-case basis proposals related to a corporate restructuring, including minority squeezeouts, leveraged buyouts, spin-offs, liquidations and asset sales.

     C. Spin-offs

     Vote on a case-by-case basis proposals related to spin-offs depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

     D. Asset Sales

     Vote on a case-by-case basis proposals related to asset sales after considering the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

     E. Liquidations

     Vote on a case-by-case basis proposals related to liquidations after reviewing management.s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

     F. Appraisal Rights

     Vote for proposals to restore, or provide shareholders with, rights of appraisal.

     G. Changing Corporate Name

     Vote for changing the corporate name.

XI. Mutual Fund Proxies

A. Election of Trustees

Appendix - Page 18

     Vote on trustee nominees on a case-by-case basis.

     B. Investment Advisory Agreement

     Vote on investment advisory agreements on a case-by-case basis.

     C. Fundamental Investment Restrictions

     Vote on amendments to a fund.s fundamental investment restrictions on a case-by-case basis.

     D. Distribution Agreements

     Vote on distribution agreements on a case-by-case basis.

XII. Social and Environmental Issues

     In general we abstain from voting on shareholder social and environmental proposals, on the basis that their impact on share value can rarely be anticipated with any high degree of confidence.

     In most cases, however, we vote for proposals that seek additional disclosure or reports, particularly when it appears companies have not adequately addressed shareholders. social and environmental concerns.

     In determining our vote on social and environmental proposals, we also analyze the following factors:

     • whether adoption of the proposal would have either a positive or negative impact on the company.s short-term or long-term share value;

     • the percentage of sales, assets and earnings affected;

     • the degree to which the company.s stated position on the issues could affect its reputation or sales, or leave it vulnerable to boycott or selective purchasing;

     • whether the issues presented should be dealt with through government or company-specific action;

     • whether the company has already responded in some appropriate manner to the request embodied in a proposal;

     • whether the company.s analysis and voting recommendation to shareholders is

Appendix - Page 19

persuasive;

     • what other companies have done in response to the issue;

     • whether the proposal itself is well framed and reasonable;

     • whether implementation of the proposal would achieve the objectives sought in the proposal; and

     • whether the subject of the proposal is best left to the discretion of the board.

     The following list includes some of the social and environmental issues to which this analysis is applied:

     • energy and environment

•	South Africa

•	Northern Ireland

•	military business

•	maquiladora standards and international operations policies

•	world debt crisis

•	equal employment opportunity and discrimination

•	animal rights

•	product integrity and marketing

•	human resources issues

Appendix - Page 20

PART C: OTHER INFORMATION
Item 23. Exhibits
Item 24. Persons Controlled by or Under Common Control with Registrant
Item 25. Indemnification
Item 26. Business and Other Connections of Investment Adviser:
Item 27
Item 28. Location of Accounts and Records
Item 29. Management Services
Item 30. Undertakings
SIGNATURES
EXHIBIT INDEX
INVESTMENT MANAGEMENT AGREEMENT, CONSTELLATION INV
INVESTMENT SUB-ADVISORY AGREEMENT, TURNER INVEST.
INVESTMENT SUB-ADVISORY AGREE., CHARTWELL INVEST.
DISTRIBUTION AGREEMENT, CONSTELLATION INVESTMENT
ADMINISTRATION AGREEMENT,CONSTELLATION INVESTMENT
CODE OF ETHICS FOR TURNER INVESTMENT PARTNERS, INC
CODE OF ETHICS FOR CONSTELLATION INVESTMENT MANAGE
CODE OF ETHICS, CONSTELLATION INVESTMENT MANAGE.LP
CODE OF ETHICS FOR CHARTWELL INVESTMENT PARTNERS

PART C: OTHER INFORMATION

Item 23. Exhibits:

(a)(1)	Registrant’s Agreement and Declaration of Trust dated May 30, 2002, is incorporated by reference to Exhibit (a) of the Registrant’s Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

(a)(2)	Certificate of Amendment to the Agreement and Declaration of Trust, is incorporated by reference to Exhibit (a)(2) of the Registrant’s Amendment No. 1 to the Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000404) on December 31, 2002.

(b)	By-Laws of the Trust is incorporated by reference to Exhibit (b) of the Registrant’s Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

(c)	Not applicable.

(d)(1)	Investment Management Agreement between the Registrant and Constellation Investment Management Company LP is filed herewith.

(d)(2)	Investment Sub-Advisory Agreement between the Registrant and Turner Investment Partners, Inc. is filed herewith.

(d)(3)	Investment Sub-Advisory Agreement between the Registrant and Chartwell Investment Partners is filed herewith.

(e)	Distribution Agreement between the Registrant and Constellation Investment Management Distribution Company Inc. is filed herewith.

(f)	Not applicable.

(g)	Custodian Agreement between the Registrant and PFPC Inc., is incorporated by reference to Exhibit (g) of the Registrant’s Amendment No. 1 to the Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000404) on December 31, 2002.

(h)(1)	Contractual Fee Waiver Agreement between the Registrant and Turner Investments Partners, Inc., is incorporated by reference to Exhibit (h) of the Registrant’s Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

(h)(2)	Contractual Fee Waiver Agreement between the Registrant and Turner Investment Partners, Inc. with respect to the Midcap Growth Portfolio, is incorporated by reference to Exhibit (h)(2) of the Registrant’s Amendment No. 3 to the Registration Statement as filed via EDGAR (Accession No.

0001135428-03-000521) on September 30, 2003.

(h)(3)	Administration Agreement between the Registrant and Constellation Investment Management Company LP is filed herewith.

(h)(4)	Sub-Administration Agreement between Turner Investment Partners, Inc., and PFPC Inc., is incorporated by reference to Exhibit (h)(3) of the Registrant’s Amendment No. 1 to the Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000404) on December 31, 2002.

(h)(5)	Transfer Agency Agreement between the Registrant and PFPC Inc., is incorporated by reference to Exhibit (h)(4) of the Registrant’s Amendment No. 1 to the Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000404) on December 31, 2002.

(i)	Not applicable.

(j)	Not applicable.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)(1)	Code of Ethics for the Registrant is incorporated by reference to Exhibit (p)(1) of the Registrant’s Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

(p)(2)	Code of Ethics for Turner Investment Partners, Inc. is filed herewith.

(p)(3)	Code of Ethics for Constellation Investment Distribution Company Inc. is filed herewith.

(p)(4)	Code of Ethics for Constellation Investment Management Company LP is filed herewith.

(p)(5)	Code of Ethics for Chartwell Investment Partners is filed herewith.

(q)	Power of Attorney for Robert Turner and John Connors are is incorporated by reference to Exhibit (q) of the Registrant’s Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

Item 24. Persons Controlled by or Under Common Control with Registrant:

See the Prospectus and the Statement of Additional Information regarding the Registrant’s control relationships.

Item 25. Indemnification:

     Article VII of the Agreement and Declaration of Trust empowers the Trustees of the Trust, to the full extent permitted by law, to purchase with Trust assets insurance for indemnification from liability and to pay for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

     Article VI of the By-Laws of the Trust provides that the Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is and other amounts or was an agent of the Trust, against expenses, judgments, fines, settlement and other amounts actually and reasonable incurred in connection with such proceeding if that person acted in good faith and reasonably believed his or her conduct to be in the best interests of the Trust. Indemnification will not be provided in certain circumstances, however, including instances of willful misfeasance, bad faith, gross negligence, and reckless disregard of the duties involved in the conduct of the particular office involved.

Item 26. Business and Other Connections of Investment Adviser:

Constellation Investment Management Company LP

Constellation Investment Management Company LP (“CIMCO”) is investment adviser for the Target Select Equity Fund, Large Cap Growth Opportunities Fund, Financial Services Fund, Tax Managed U.S. Equity Fund, Small Cap Value Opportunities Fund, Small Cap Equity Fund, Large Cap Value Fund, Midcap Value Fund, Small Cap Value Fund, Core Fixed Income Fund, Ultra Short Duration Fixed Income Fund, Short Duration Fixed Income Fund, High Yield Fund and Strategic Value and High Income Fund. The principal address for CIMCO is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312 CIMCO is an investment adviser registered under the Advisers Act.

Name and Position With		Position With Other
Company	Other Company	Company
John H. Grady
Owner, President

Mark D. Turner Owner of Turner Investment Partners, Inc.	Turner Investment Partners, Inc.	Vice Chairman, Senior Portfolio Manager

Robert E. Turner, Jr. Owner of Turner Investment Partners, Inc.	Turner Investment Partners, Inc.	Chairman, Chief Investment Officer-Growth Equities

Stephen J. Kneeley Owner of Turner Investment Partners, Inc.	Turner Investment Partners, Inc.	President

Peter James Moran, III Managing Director	Turner Investment Partners, Inc.	Director of Intermediary and Mutual Funds

Edward G. Clark Limited Partner	—

Stephen C. Marcus Limited Partner	Emerging Growth Equities, Ltd.	Chairman

Turner Investment Partners, Inc.

Turner Investment Partners, Inc. (“Turner”) is the investment adviser for the Turner Large Cap Growth Opportunities, Turner Midcap Growth, Turner Small Cap Growth, Turner Micro Cap Growth, Turner Technology, Turner Concentrated Growth, Turner New Enterprise, Turner Disciplined Large Cap Growth. The principal address of Turner is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312. Turner is an investment adviser registered under the Advisers Act.

Name and Position With		Position With Other
Company	Other Company	Company
Thomas R. Trala President, CFO, Treasurer	Ascendant Capital Partners	Managing Member
	ACP Strategic Opportunities Fund II, LLC	Treasurer & Chief Financial Officer

	ACP Continuum Return Fund II, LLC	Treasurer & Chief Financial Officer

	Turner Investment Management LLC	Chief Financial Officer

Thomas R. Trala CFO, Treasurer	Turner Investment Distributors, Inc.	Chief Financial Officer

	Ascendant Capital Partners	Managing Member

	ACP Strategic Opportunities Fund II, LLC	Treasurer & Chief Financial Officer

	ACP Continuum Return Fund II, LLC	Treasurer & Chief Financial Officer

	Turner Investment Management LLC	Chief Financial Officer

Mark D. Turner Vice Chairman, Senior Portfolio Manager	None	None

v

Name and Position With		Position With Other
Company	Other Company	Company
Robert E. Turner, Jr.	Turner Funds	Trustee
Chairman, CIO; Co-Chief
Executive Officer	Episcopal Academy Merion, PA	Trustee

	Bradley University Peoria, IL	Trustee

	ACP Strategic Opportunities Fund II, LLC	Trustee

	ACP Continuum Return Fund II, LLC	Trustee

	Alpha Select Funds	Trustee

Roger A. Early, CIO – Fixed Income	None	None

Item 27.

Constellation Investment Management Distribution Company Inc. also acts as principal underwriter of shares of:

Turner Disciplined Large Cap Growth Fund
Turner Midcap Growth Fund
Turner Small Cap Growth Fund
Turner Micro Cap Growth Fund
Turner Large Cap Value Fund
Turner Core Value Fund
Turner Small Cap Value Fund
Turner Technology Fund
Turner Concentrated Growth Fund
Turner New Enterprise Fund
Turner Financial Services Fund
Turner Tax Managed U.S. Equity Fund
Turner Core Fixed Income Fund
Turner Total Return Fixed Income Fund
Turner Ultra Short Duration Fund Income Fund
Turner Short Duration Fund Income Fund
Turner Small Cap Equity Fund
Turner Small Cap Value Opportunities Fund
Turner High Yield Fund
Turner Strategic Value and High Income Fund
Alpha Select Target Select Equity Fund
ACP Strategic Opportunities Fund II, LLC
ACP Continuum Return Fund II, LLC

Item 28. Location of Accounts and Records.

     Books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules promulgated thereunder, are maintained as follows:

(a) With respect to Rules 31a-1(a); 31a-1(b)(1); (2)(a) and (b); (3); (6); (8); (12); and 31a-1(d), the required books and records will be maintained at the offices of Registrant’s Custodian:

PFPC Company
400 Bellevue Parkway
Wilmington, Delaware 19808

     (b) With respect to Rules 31a-1(a); 31a-1(b)(1),(4); (2)(C) and (D); (4); (5); (6); (8); (9); (10); (11); and 31a-1(f), the required books and records are maintained at the offices of the Registrant’s Administrator: and Sub-Administrator

Constellation Investment Management Company LP. (Administrator)
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

PFPC , Inc.
400 Bellevue Parkway
Wilmington, Delaware 19808

(c) With respect to Rules 31a-1(b)(5), (6), (9) and (10) and 31a-1(f), the required books and records are maintained at the principal offices of the Registrant’s Advisers:

Turner Investment Partners, Inc.
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

Constellation Investment Management Company LP.
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

Item 29. Management Services: None

Item 30. Undertakings: None

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on the 30th day of April, 2004.

WESTLAKES INSTITUTIONAL PORTFOLIOS
By:	/s/ John H. Grady
John H. Grady
President

EXHIBIT INDEX

Name	Exhibit
Investment Management Agreement between the Registrant and Constellation Investment Management Company LP	EX-99.B(d)(1)

Investment Sub-Advisory Agreement between the Registrant and Turner Investment Partners, Inc.	EX-99.B(d)(2)

Investment Sub-Advisory Agreement between the Registrant and Chartwell Investment Partners	EX-99.B(d)(3)

Distribution Agreement between the Registrant and Constellation Investment Management Distribution Company Inc.	EX-99.B(e)

Administration Agreement between the Registrant and Constellation Investment Management Company LP	EX-99.B(h)(3)

Code of Ethics for Turner Investment Partners, Inc.	EX-99.B(p)(2)

Code of Ethics for Constellation Investment Management Distribution Company Inc.	EX-99.B(p)(3)

Code of Ethics for Constellation Investment Management Company LP	EX-99.B(p)(4)

Code of Ethics for Chartwell Investment Partners	EX-99.B(p)(5)